As filed with the Securities and Exchange Commission on May 14 , 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Social Life Network, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	7370	46-0495298
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification Number)

Incorp Services, Inc.

3773 Howard Hughes Parkway

Suite 5008

Las Vegas, Nevada 89169

(702) 866-2500

(Name, address, telephone number of agent for service)

3465 S Gaylord Court, Suite A509

Denver, Colorado 80113

(855) 933-3277

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Communication Copies to

Frederick M. Lehrer, P.A.

Frederick M. Lehrer, Esq.

Attorney and Counselor at Law

2108 Emil Jahna Road

Clermont, Florida 34711

flehrer@securitiesattorney1.com

(561) 706-7646

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[X]
Non-accelerated filer	[ ]	Smaller reporting company	[ ]
(Do not check if a smaller reporting company)		Emerging Growth Company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Registration Fee (2)(3)
26,230,798 Shares of Common Stock, par value $0.001	26,230,798	$0.10	$2,623,079.80	$317.92

(1)	Represents an aggregate of 26,230,798 Common Stock Shares, comprised of: (a) 8,000,000 to be sold to Triton Funds, LP under the April 11, 2019 Common Stock Purchase Agreement; ((b) 300,000 Share Donation Common Stock Shares, which shares were issued in restricted form on April 23, 2019 to Triton’s affiliate, Triton Funds LLC , pursuant to the Share Donation Agreement with Triton Funds LLC; (c) 17,048,445 Common Stock Shares to be issued to GC Investments I, LLC pursuant to the April 11, 2019 Standby Equity Commitment Agreement (“SECA”); (d) a Commitment Fee of 882,353 Common Stock Shares to be issued to GC equal to 5% of the Commitment Amount of $3,000,000 pursuant to the SECA, (which amount is calculated as follows:: (i) $3,000,000 SECA amount x 5% = $150,000 commitment fee and $150,000/$0.17 per share = 882,353 shares (the 17 cents per share number reflecting the closing price of the Company’s Common Stock on April 11, 2019, the date of the SECA); (e) pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of common stock that are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions affecting the shares of the selling stockholder.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and is based upon the closing price of $0.10 per share of the Registrant’s Common Stock on the OTCQB of on April 30, 2019.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the Registrant nor the Selling Security Holders are soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON MAY _, 2019

SOCIAL LIFE NETWORK, INC.

26,230,798 SHARES OF COMMON STOCK

This prospectus relates to the resale of shares of our Common stock, par value $0.001 per share (the “Common Stock”), of an aggregate of 26,230,798 Common Stock Shares, as follows: (a) 8,000,000 to be sold to Triton Funds, LP under the April 11, 2019 Common Stock Purchase Agreement; (b) 300,000 Share Donation Common Stock Shares, which shares were issued in restricted form on April 23, 2019 to Triton’s affiliate, Triton Funds LLC, pursuant to the April 11, 2019 Share Donation Agreement; (c) 17,048,445 Common Stock Shares to be issued to GC Investments I, LLC pursuant to the April 11, 2019 Standby Equity Commitment Agreement (“SECA”); (d) 882,352 Commitment Fee Shares to be issued to GC equal to 5% of the Commitment Amount of $3,000,000 pursuant to the April 11, 2019 SECA; and (e) pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of common stock that are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions affecting the shares of the selling stockholder.

The amount of shares of Common Stock which may be sold pursuant to this Prospectus would constitute 20.6% of the Company’s issued and outstanding Common Stock as of May 13 , 2019, assuming that we sell all 26,230,798 shares to the selling security holders.

Triton LP, Triton LLC. and GC are the Selling Stockholders and are deemed to be each an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

Our Common Stock is subject to quotation the OTCQB Market under the symbol “WDLF”. On April 30, 2019, the last reported sales price for our Common Stock was $0.10 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. We will not receive proceeds from the sale of shares of our Common Stock in the open market or negotiated prices by the Selling Stockholders . However, we will receive cash proceeds from: (a) Triton LP and Triton LLC pursuant to Purchase Notices they issue to the Company (b) GC’s issuance of Put Notices to the Company. We will pay for all expenses of this Offering, except that the Selling Stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

The prices at which the Selling Stockholders may sell the shares of Common Stock in this Offering will be determined by the prevailing market prices for the shares of Common Stock or in negotiated transactions.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as going concern.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 6 where we describe specific risks associated with an investment in Social Life Network, Inc. and these securities before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May __, 2019.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about our Company and the Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

i

PROSPECTUS SUMMARY

Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us” refer to Social Life Network, Inc.

Abbreviations

Our Chief Executive Officer, Ken Shawn Tapp is referred to herein as “Ken Tapp”.

Software applications are referred to herein as “apps”.

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Business

We were incorporated in California on August 30, 1985 as C J Industries. On February 24, 2004, we merged with Calvert Corporation, a Nevada Corporation, our name was changed to Sew Cal Logo, Inc., and our domicile changed to Nevada.

We license our Social Life Network SaaS (Software as a Service) Internet Platform (hereafter referred to as the “Platform”) to niche industries for an annual license fee and/or a percentage of profits. Our Platform is a cloud-based social network and E-Commerce system that can be accessed by a web browser or mobile application that allows end-users to socially connect with one another and their customers to market and advertise their products and services. The Platform can be customized to suit virtually any international niche industry or sub-culture, such as hunting and fishing, tennis, real estate professionals, health and fitness, and charity causes. Our wholly owned subsidiary, MjLink.com, Inc. (“MjLink”) owns and operates cannabis and hemp industry Platforms through MjLink from which we generate advertising revenue. MjLink also includes an event division that will provide 4 new tradeshows and conferences to its vast audience of members, the majority of which use MjLink.com and WeedLife.com year-round.

As of December 31, 2018, we had total current assets of $200,291 and total current liabilities of $0 resulting in positive working capital of $200,291.

Summary of Risk Factors

This Offering, which provides for the registration of Shares by Triton and GC as the Selling Stockholders and the subsequent public resale of such shares, involves substantial risk. Our ability to execute our business strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this Prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks include the following:

●	Our independent registered public accounting firm has issued a going concern opinion; there is substantial uncertainty that we will continue operations in which case you could lose your investment.
●	If our Social Networking Platform technology becomes obsolete, our ability to license our Platform and generate revenue from it will be negatively impacted.

1

●	New social network, online marketplace or application platform features or changes to existing features could fail to attract new users, retain existing users or generate revenue.
●	If we lose key management, our business may materially suffer.
●	During our 2018 fiscal year and for the 12-months ended December 31, 2018, $215,000 or 97.5%, and December 31, 2017, $150,000 or 71.6%, respectively, of our total revenues were generated from related party revenue; there are conflicts of interest between our officers’ interests who are also officers of our licensees and our shareholders’ interests.
●	Our business is highly competitive; competition presents an ongoing threat to the success of our business.
●	Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.
●	We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders; we may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.
●	Our cannabis/hemp websites with respect to cannabis are dependent on state laws pertaining to the cannabis industry.
●	Cannabis remains illegal under Federal law.
●	An investment in our shares is highly speculative.
●	The market price of our Common Stock may fluctuate significantly in the future.

Before you invest in our Common Stock, you should carefully consider all the information in this Prospectus, including matters set forth under the heading “Risk Factors.”

Where You Can Find Us

Our principal executive office and mailing address and phone number are:

Social Life Network, Inc.

3465 S Gaylord Court, Suite A509

Denver, Colorado 80113

(855) 933-3277

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

2

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

● A requirement to have only two years of audited financial statements and only two years of related MD&A;

● Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

● Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

● No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies.”

3

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data is derived from our condensed financial statements for the years ended December 31, 2018 and 2017.

Statement of Operations Data:

	For the Year Ended
	December 31, 2018	December 31, 2017 Restated	$ Change
Revenues:
Digital Marketing	$-	$59,380	$(59,380)
Advertising	5,592	-	5,592
Licensing Revenue – related party	215,000	150,000	65,000
Total Revenue	220,592	209,380	11,212
Cost of goods sold	5,239	9,794	(4,555)
Gross Margin	215,353	199,586	15,767

Operating Expenses:
Compensation	59,293	275,409	(216,116)
Officer stock compensation	100,000	725,000	(625,000)
Consulting – related parties	88,083	42,600	45,483
Professional Fees	344,474	94,452	250,022
Stock based compensation – warrants	3,629,801	1,005,000	2,624,801
General and administrative	629,567	146,006	483,561
Total operating expenses	4,851,218	2,288,467	2,562,751

Loss from operations	(4,635,865)	(2,088,881)	(2,546,985)

Other expense
Income tax provision	-	-	-
Total other expense	-	-	-

Net loss	$(4,635,865)	$(2,088,881)	$(2,411,785)

Loss per Share: Basic & Diluted	(.04)	(.02)	(.02)
Weighted Average Shares:
Basic	107,472,315	116,518,976	(8,776,661)
Diluted	123,772,335	132,818,996	(9,046,661)

4

Balance Sheet Data

	December 31, 2018	December 31, 2017 Restated
ASSETS
Current Assets:
Cash	$195,051	$53,722
Accounts receivable	2,096	71,394
Prepaid rent	3,144	10,084
Total Assets	$200,291	$135,200

LIABILITIES AND STOCKHOLERS’ EQUITY (DEFICIT)

Current Liabilities:
Other payables and accruals	$-	$-
Total Current Liabilities	-	-
Loans payable – related party	-	80,800
Total Liabilities	-	80,800

Stockholders’ Equity (Deficit):
Common Stock par value $0.001 500,000,000 shares authorized, 117,817,319 and 95,393,976 shares issued, respectively	117,817	95,394
Additional paid in capital	27,763,019	22,186,186
Common stock to be issued	25,000	842,500
Accumulated deficit	(27,705,545)	(23,069,680)
Total Stockholders’ Equity (Deficit)	200,291	54,400
Total Liabilities and Stockholders’ Equity	$200,291	$135,200

Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

5

RISK FACTORS

The shares of our Common Stock being offered for resale by the Selling Shareholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stocks. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock.

Risks Related to Our Business

Our independent registered public accounting firm has issued a going concern opinion; there is substantial uncertainty that we will continue operations in which case you could lose your investment.

In their report dated March 15, 2019, our independent registered public accounting firm, B F Borgers CPA PC, stated that our financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. We had an accumulated deficit of $27,705,545 at December 31, 2018, had a net loss of $4,635,865 and used net cash of $4,459,626 in operating activities for the twelve months ended December 31, 2018. (the net loss and accumulated deficit consist of $3,629,801 of non-cash stock-based compensation expense.) These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs over the next twelve months with existing cash on hand and public issuance of common stock. Although we may be successful in obtaining financing and/or generating revenue to fund our operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such funding will be achieved at a sufficient level or that we will succeed in our future operations.

If our Social Networking Platform technology becomes obsolete, our ability to license our Platform and generate revenue from it will be negatively impacted.

If our Platform technology becomes obsolete, our results of operations will be adversely affected. The market in which we compete is characterized by rapid technological change, evolving industry standards, introductions of new products, and changes in customer demands that can render existing products obsolete and unmarketable. Our Platform will require continuous upgrading, or our technology will become obsolete, and our business operations will be curtailed or terminate.

New social network, online marketplace or application platform features or changes to existing features could fail to attract new users, retain existing users or generate revenue.

Our business strategy is dependent on our ability on behalf of our licensees to develop and maintain networks, online, and application platforms and features to attract new users and retain existing ones. Any of the following events may cause decreased use of our properties:

●	Emergence of competing websites and applications;

●	Inability to convince potential users to join our network or that of our licensees;

●	Technical issues related to mobile and desk top compatibility; and

●	Rise in safety or privacy concerns.

Should any of the above factors or a combination of such factors have a material effect on our business, our revenues and results of operations will be negatively affected.

6

If we lose key management, our business may materially suffer.

We are highly dependent on our management team: Kenneth Tapp, our Chief Executive Officer/Chief Technology Officer; Mark DiSiena, our Chief Financial Officer; D. Scott Karnedy, our Chief Operating Officer; as well as George Jage, MjLink’s President. We do not carry “key-man” life insurance on our officers. If we lose the services of one or more of our officers and are unable to replace them with equally competent officers, our business may be negatively impacted.

We expect to incur substantial expenses to meet our reporting obligations as a public company.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company, funds that would otherwise be spent for our business operations. Our public reporting costs may increase over time, which will increase our expenses and may decrease our potential profitability.

We have generated a majority of our revenue in 2016, 2017, and 2018 from advertising revenue, digital subscription services, and licensing revenues, respectively; the loss of our then majority of our revenues in future periods will negatively affect our results of operations.

During our 2018 fiscal year and for the 12-months ended December 31, 2018, $215,000 or 97.5%, and December 31, 2017, $150,000 or 71.6%, respectively, of our total revenues were generated from related party revenue; there are conflicts of interest between our officers’ interests who are also officers of our licensees and our shareholders’ interests.

During our 2018 fiscal year ending December 31, 2018, $215,000 or 97.5%, and December 31, 2017, $150,000 or 71.6%, respectively, of our total revenues were derived from license fees we received from Real Estate Social Network and Sports Social Network, which revenues are related party revenues. We have a “software as a service” (SaaS) license agreement with Sports Social Network, which provides that Sports Social Network, Inc. pays a license fee of $125,000 per year for a period of two years and thereafter we receive twenty percentage of their net profits from the sale of online advertising and collected E-Commerce fees on their niche sports social networks from every country around the world that they provide access to their websites and mobile apps that we provide through the licensing agreement. They currently have social networks that are used by the Hunting and Fishing industry, the Racket Sports industry, the Golf industry and the Soccer industry. They plan to launch over the coming twelve to twenty-four months, a niche Auto Racing social network, a niche Skiing and Snowboarding social network, and a private little league sports social network for children, parents and coaches.

We have a software as a service (SaaS) license agreement with Real Estate Social Network, which provides that Real Estate Social Network, Inc. pays a license fee of which we receive twenty percentage of their net profits from the sale of online advertising and monthly digital subscription fees from residential real estate professionals using their LikeRE.com social network from every country around the world that they provide access to their website and mobile app that we provide through the licensing agreement. Both licensees have automatically renewing annual license agreements with us and they aim to have millions of users on each of their social networks.

Our present Chief Executive Officer and our past Chief Financial Officer have conflicts of interest between their ownership/officer positions with us and ownership and positions with our licensees.

Our Chief Executive Officer, Ken Tapp, owns 47.0% of our outstanding shares is also the Chief Technology Officer of Real Estate Social Network and Sports Social Network and owns approximately 40% of those entities through LVC Consulting, of which he is the only member. Our prior-Chief Financial Officer, Andrew Rodosevich, owns 11.6% of our outstanding shares and is a Managing Member of Real Estate Social Network and Sports Social Network and owns approximately 10% of those entities through Rodosevich Investments, LLC, of which Andrew Rodosevich is the sole member. Our related party revenues present conflicts of interests between our officers’ interests and our shareholders” interests, which may favor the interests of our officers over that of our shareholders.

7

The license fees we received from our related parties who are also our licensees, Sports Social Network and Real Estate Social Network, may be undervalued because the license agreements were negotiated between related parties.

Our Chief Executive Officer and Chief Financial Officer negotiated the license fee agreements with our related parties/licensees, Sports Social Network and Real Estate Social Network. Our Chief Executive Officer, Kenneth Tapp, owns 47.0% of our outstanding shares and is also the Chief Technology Officer of Real Estate Social Network and Sports Social Network and owns approximately 40% each of those entities through LVC Consulting, LLC, of which he is the only member. Our prior-Chief Financial Officer, Andrew Rodosevich, owns 11.6% of our outstanding shares and is a Managing Member of Real Estate Social Network and Sports Social Network and owns approximately 10% of those entities through Rodosevich Investments, LLC, of which Andrew Rodosevich is the sole member, and have conflicts of interest between their interests and our shareholders’ interests.

Our business is highly competitive; competition presents an ongoing threat to the success of our business.

We face significant competition with respect to both our Cannabis/Hemp Social Networks and licensing of our E-Commerce Social Network Platforms, including MassRoots.com, Leafly.com, Zillow.com, HOUZZ.com, TennisChannel.com and Cabelas.com which offer a variety of online advertising and E-Commerce offerings. These competitors and other competitors have greater financial, operational, and personnel resources than we do. Should we fail to develop strategies to overcome our competition, our revenues will be negatively impacted.

Our Chief Executive Officer has potential conflicts of interest because of his interests in entities with which we have license agreements.

Our Chief Executive Officer is also the Chief Technology Officer of our licensees, Real Estate Social Network and Sports Social Network, and owns approximately 40% of each such entity through a limited liability company of which he is the sole member. We have a license agreement with Real Estate Social Network providing that they will pay us 20% of the net profits from all monthly member subscriptions and online advertising sales, paid annually, on the 31st day of January for the preceding year. We also have a license agreement with Sports Social Network providing that they will pay us $125,000 annually for the first two years of this agreement (a total of $250,000 for the first two years), and thereafter will receive 20% of the net profits from all online advertising sales and collected E-Commerce fees, paid monthly with the option to pay any outstanding licensing fees annually, and to be received by us no later than the 31st day of January for the preceding year. Our Chief Executive Officer owns 47.5% and of our outstanding shares. Accordingly, our Chief Executive Officer has potential conflicts of interest between his interests in Real Estate Social Network and Sports Social Network and our interests, which may result in them favoring the interests of those networks over our interests and that of our shareholders.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Certain of our executive officers and directors own a significant percentage of our outstanding capital stock. As of the date of this annual report, our executive officers and directors and their respective affiliates beneficially own over 74.5% of our outstanding voting stock, including our Chief Executive Officer who owns 47.0% of our voting securities. The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our company’s other stockholders may vote, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our certificate of incorporation or by-laws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

8

We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders; we may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

We expect to incur additional costs associated with operating as a public company and to require substantial additional funding to continue to pursue our business and continue with our expansion plans. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations. To date, we have financed our operations entirely through equity investments by founders and other investors and the incurrence of debt, and we expect to continue to do so in the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we would likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate development of new programs or future marketing efforts. Any of these events could significantly harm our business, financial condition and prospects.

We must successfully maintain and/or upgrade our information technology systems.

We rely on various information technology systems, including our newly licensed NetSuite enterprise resource planning (ERP) system, that will be implemented by the end of first quarter of Fiscal 2019 to manage our operations, which subjects us to inherent costs and risks associated with maintaining, upgrading, replacing and changing these systems, including impairment of our information technology, potential disruption of our internal control systems, substantial capital expenditures, demands on management time and other risks of delays or difficulties in upgrading, transitioning to new systems or of integrating new systems into our current systems.

Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

9

We do not have an independent board of directors which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors consists mostly of current executive officers and consultants, which means that we do not have any outside or independent directors. The lack of independent directors:

●	May prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence.

●	May present us from providing a check on management, which can limit management taking unnecessary risks.

●	Create potential for conflicts between management and the diligent independent decision-making process of the Board.

●	Present the risk that our executive officers on the Board may have influence over their personal compensation and benefits levels that may not be commensurate with our financial performance.

●	Deprive us of the benefits of various viewpoints and experience when confronting challenges that we face.

Because officers serve on our Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

Because we do not have a nominating, audit or compensation committee, shareholders will have to rely on the entire board of directors, no members of which are independent, to perform these functions.

We do not have a nominating, audit or compensation committee or any such committee comprised of independent directors. The board of directors performs these functions. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our election not to opt out of the JOBS Act extended accounting transition period may not make our financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the application date for private companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. As of present, there are no new or revised accounting standards that have been issued by the PCAOB or the SEC applicable to us for which we have adopted the application date for private companies.

The JOBS Act will also allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC. The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Registrant meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

●	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

●	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

●	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

●	be exempt from any rules that may be adopted by the Public Registrant Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

10

We intend to take advantage of some or all the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Registrant’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Registrant. As a result, investor confidence and the market price of our common stock may be adversely affected.

We may have difficulty obtaining officer and director coverage or obtaining such coverage on favorable terms or financially be unable to obtain any such coverage, which may make it difficult for our attracting and retaining qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage or financially be unable to obtain such coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed, and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

These and other new or changed laws, rules, regulations and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

11

We incur significant costs as a result of operating as a public company and our management will have to devote substantial time to public company compliance obligations.

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission (“SEC”), and the stock exchange, has imposed various requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements and any new requirements that the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 may impose on public companies. Moreover, these rules and regulations, along with compliance with accounting principles and regulatory interpretations of such principles, have increased and will continue to increase our legal, accounting and financial compliance costs and have made and will continue to make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantial costs to maintain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our board committees, or as executive officers. We will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting and financial knowledge. We estimate the additional costs we expect to be incurred as a result of being a public company to be up to $50,000 annually.

Part of the requirements as a public company will be to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

12

Risks Related To Cannabis/Hemp Related Government Regulation

Our cannabis/hemp websites with respect to cannabis are dependent on state laws pertaining to the cannabis industry.

Our wholly-owned subsidiary, MJLink, has several websites in the cannabis/hemp area. As of the date of this statement, there are 29 states and the District of Columbia that allow their citizens to use medical cannabis. Additionally, Colorado, Washington, Alaska, Oregon and Washington DC have legalized cannabis for adult use at the state (or district) level. Continued development of the cannabis industry is dependent upon continued legislative authorization of cannabis at the state level. Any number of factors pertaining to lack of public or legislative support could slow or halt progress in this area. Further, progress in the cannabis industry is not assured.

Our cannabis/hemp websites are open to all Internet users, which may result in legal consequences; in such event, our results of operations will be negatively affected.

Our Terms and Conditions contained in our MJLink sites clearly state that our network and services pertaining to our cannabis/hemp related sites are only to be used by users who are over 21 years old and located where the use of cannabis/hemp is permissible under state law and only in a manner which would be permissible under the applicable state law. However, it is impractical to independently verify that all activity occurring on our network fits into this description. If we become subject to federal and state law enforcement, our brand name and results of operations will be negatively impacted.

Cannabis remains illegal under Federal law.

Despite the development of a legal cannabis industry under the laws of certain states, these state laws legalizing medical and adult cannabis use conflict with the Federal Controlled Substances Act, which classifies cannabis as a Schedule-I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that it is the Federal government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that were engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). Because of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on sale of our services.

Federal enforcement practices could change with respect to services providers to participants in the cannabis industry, which could adversely impact us. If the Federal government were to change its practices or were to expend its resources attacking providers in the cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our products.

It is possible that additional Federal or state legislation could be enacted in the future that would prohibit our advertisers from selling cannabis, and, if such legislation were enacted, such advertisers may discontinue the use of our services, our potential source of customers would be reduced, causing revenues could decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant use and advertise on our products, which would be detrimental to the Company. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated,

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers; as a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

13

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that may be directly or indirectly engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

Federal enforcement practices could change with respect to service providers or participants in the cannabis industry, which could adversely impact us. If the Federal government were to change its practices or were to expend its resources attacking providers in the cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our products.

It is possible that additional Federal or state legislation could be enacted in the future that would prohibit our advertisers from selling cannabis, and if such legislation were enacted, such advertisers may discontinue the use of our services, our potential source of customers would be reduced, causing revenues could decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to advertise on our sites, which would negatively affect our revenues. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Participants in the cannabis industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies permitted under state law, as well as recent guidance from the United States Department of Justice, banks remain weary to accept funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. An inability to open bank accounts may make it difficult for us, or some of our advertisers, to do business.

Federal enforcement practices could change with respect to services provided to participants in the cannabis industry, which could adversely impact us; if the Federal government were to expend its resources on enforcement actions against service providers in the cannabis industry under guidance provided by the Sessions Memo, including asset forfeiture actions, such actions could have a material adverse effect on our operations, our customers, or our services.

On January 4, 2018, the U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.” It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. While we do not harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

Attorney General Order No. 3946-2018 released by Jeff Sessions on July 19, 2018 shows that he is in favor of law enforcement using civil asset forfeiture as “an effective tool to reduce crime” and that “its use should be encouraged where appropriate.” It is possible that due to the recent Sessions Memo our clients may discontinue the use of our services, our potential source of customers may be reduced, and our revenues may decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use our services or buy advertising from us. It is possible that due to the recent Sessions Memo our clients may discontinue the use of our services, we or our customers may be subject to asset forfeiture actions, our potential source of customers may be reduced, and our revenues may decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use advertising services, which would negatively impact our results of operations.

14

Recently, the 2018 Farm Bill officially reclassifies hemp for commercial uses after decades of statutes and legal enforcement conflating hemp and marijuana, the Farm Bill distinguishes between the two by removing hemp from the Controlled Substances Act. While the two are closely related, hemp lacks the high concentration of THC that is responsible for the “high” from the use of marijuana. This would effectively move regulation and enforcement of the crop from the purview of the Drug Enforcement Agency to the U.S. Department of Agriculture.

Risks Related To Our Securities

Our stock price and dilution of our shares will likely be adversely affected by sales of our common stock pursuant to our agreement with the Selling Stockholders.

Sales of an aggregate of 26,230,798 shares of our Common Stock being registered herein on behalf of Triton and GC and the subsequent resale of those shares will have a material dilutive effect upon our shares and will likely have a depressive effect on the market price of our Common Stock.

An investment in our shares is highly speculative.

The shares of our common stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The market price of our Common Stock may fluctuate significantly in the future.

We expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

●	competitive pricing pressures;

●	our ability to market our services on a cost-effective and timely basis;

●	changing conditions in the market;

●	changes in market valuations of similar companies;

●	stock market price and volume fluctuations generally;

●	regulatory developments;

●	fluctuations in our quarterly or annual operating results;

●	additions or departures of key personnel; and

●	future sales of our Common Stock or other securities.

15

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. Shareholders may experience wide fluctuations in the market price of our securities. These fluctuations may have a negative effect on the market price of our securities and may prevent a shareholder from obtaining a market price equal to the purchase price such shareholder paid when the shareholder attempts to sell our securities in the open market. In these situations, the shareholder may be required either to sell our securities at a market price, which is lower than the purchase price the shareholder paid, or to hold our securities for a longer period than planned. An inactive or low trading market may also impair our ability to raise capital by selling shares of capital stock. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. Any of the risks described above could adversely affect our sales and profitability and the price of our Common Stock.

There is no active public trading market for our common stock and an active market may never develop.

The public trading market for our common stock on the OTCMarkets OTCQB tier, has reflected an uneven and inactive market. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may be unable to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, only investors having no need for liquidity in their investment should purchase our securities and who can hold our securities for an indefinite period.

We have authorized 100,000,000 Preferred Shares and 100,000,000 Class B Common Shares that may result in our officers having the ability to influence stockholder decisions.

The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. We have set the rights and preferences to our Class B Common Shares, including that each Class B Common Share is equal to 20 votes per share. As such, the Class B Shares include additional voting power (f issued to our officers) that would give them control over a majority of our outstanding voting power, enabling them to have the power to control future stock-based acquisition transactions, to fund employee equity incentive programs, and give them the ability to elect certain directors and to determine the outcome of all matters submitted to a vote of our stockholders. This concentrated control eliminates other stockholders’ ability to influence corporate matters.

The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock; as such, if we establish such terms and privileges to our preferred shares and we sell or issue preferred shares in future transactions to new investors such investors in subsequent transactions could gain rights, preferences and privileges senior to those of holders of our common stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Registrant. We expect to seek additional financing in order to provide working capital to our business. Our board of directors has the power to issue any or all of such authorized but unissued shares at any price they consider sufficient, without stockholder approval. The issuance of additional shares of common stock in the future will reduce the proportionate ownership and voting power of current stockholders

Future sales and issuances of our capital stock, exercise of warrants outstanding or rights to purchase capital stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We may issue additional securities following the completion of this offering. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors may be materially diluted. Additionally, because we have 16,300,020 Warrants outstanding, which are exercisable for five cents per share with a warrant exercise period of 5 years, any material exercise of the Warrants will because substantial dilution to your shares.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

16

The trading of our securities will be in the over-the-counter market, which is commonly referred to as the OTCQB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, probably, will be subject to such penny stock rules for the foreseeable future and our shareholders will, likely, find it difficult to sell their securities.

Registered Broker-Dealers and Clearing firms are refusing to trade or clear stocks that are directly or indirectly related to the cannabis and hemp industries, which may negatively impact the trading of our common stock shares.

Because registered Broker-Dealers and Clearing firms are refusing to trade or clear stocks that represent companies directly or indirectly related to the cannabis and hemp industries, certain brokerage firms can no longer trade such stocks on behalf of their clients. Should this trend increase, trading in our stock may be negatively impacted, including lower trading volume and stock prices.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

17

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our stock is thinly traded, sale of your holding may take a considerable amount of time.

The shares of our Common Stock are thinly-traded on the OTCQB Market, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

18

Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in our Common Stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on several factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our Common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 500,000,000 shares of Common Stock, $0.001 par value per share, of which as of May 2, 2019, 126,308,319 shares of Common stock were issued and outstanding. Additional shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our Common stock.

Our Articles of Incorporation authorizes 100,000,000 shares of preferred stock, $0.001 par value per share, of which 0 are outstanding. The Board of Directors is authorized to provide for the issuance of unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof. Accordingly, the board of directors may issue preferred stock which may convert into large numbers of shares of Common Stock and consequently lead to further dilution of other shareholders.

We have never paid cash dividends and do not anticipate doing so in the foreseeable future.

We have never declared or paid cash dividends on our common shares. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

The Nevada Revised Statute contains provisions that could discourage, delay or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our stock.

Provisions in our articles of incorporation and bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation authorizes our board of directors to issue up to ten million shares of “blank check” preferred stock. As a result, without further stockholder approval, the board of directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.

We are also subject to the anti-takeover provisions of the NRS. Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in the Company’s articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the board of directors and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock. A Nevada corporation may “opt out” from the application of Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not “opted out” from the application of this section.

19

Our stock price and ability to finance may be adversely affected by our outstanding warrants.

Sales of the shares of our Common Stock issuable upon exercise of warrants, would likely have a depressive effect on the market price of our Common Stock. Further, the existence of, and/or potential exercise of all or a portion of these warrants, create a negative and potentially depressive effect on our stock price because investors recognize that they “over hang” the market at this time. As a result, the terms on which we may obtain additional financing during the period any of these warrants remain outstanding may be adversely affected by the existence of such warrants and convertible securities.

The forward-looking statements contained herein report may prove incorrect.

This filing contains certain forward-looking statements, including among others: (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for expanding our business through regional centers; and (iii) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the environmental cleanup industry; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. Considering these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will, in fact, transpire.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

This report contains trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies or any relationship with any of these companies.

20

Available Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Since our securities are registered under the Securities Act of 1933, we file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders’ annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Social Life Network, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

100 F. Street, N.E.

Washington, D.C. 20549-0405

Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

USE OF PROCEEDS

We will not receive any proceeds from the disposition and/or resale of the shares of common stock by the Selling Stockholders or their transferees. We will, however, receive cash proceeds, as follows: (a) from Purchase Notices we issue to Triton LP and/or Triton LLC; and (b) from Put Notices we issue to GC.

DETERMINATION OF OFFERING PRICE

In determining the public offering price of the shares we considered several factors including the following:

●	prevailing market conditions, including the history and prospects for the industry in which we compete;

●	our future prospects; and

●	our capital structure.

21

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

Not applicable. The Shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of GC pursuant to the SECA, Triton LP pursuant to the Common Stock Purchase Agreement and Triton’s affiliate, Triton LLC, pursuant to the Share Donation Agreement.

SELLING SECURITY HOLDERS

The selling stockholders identified in this prospectus may offer and sell:

1)

GC – 17,048,445 Shares of our Common Stock equal to up to $3,000,000 worth of our Common Stock Shares to be initially purchased by GC pursuant to the SECA, registered for resale herein, and would represent 13.4% of our issued and outstanding shares of common stock as of May 13, 2019;

2)	882,353 Commitment Fee Shares issued to GC on April 30, 2019, and which represent 0.7% of our issued and outstanding shares of common stock as of May 13 , 2019.
3)	Triton LP - $750,000 worth of shares of our Common Stock Shares or 8,000,000 Shares to be initially purchased by Triton LP pursuant to the Purchase Agreement, registered herein for resale for Triton LP, and would represent 6.3% of our issued and outstanding shares of common stock as of May 13 , 2019;
4)	300,000 common stock shares, which shares were issued in restricted form on April 23, 2019 to Triton LLC pursuant to the Share Donation Agreement with Triton LLC to be registered for resale for Triton LLC, and which would represent 0.2% of our issued and outstanding shares of common stock as of May 13 , 2019.

We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GC, Triton LP and Triton LLC will be deemed to be underwriters within the meaning of the Securities Act. Any profits realized by the selling stockholders may be deemed to be underwriting commissions.

We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering, because each selling stockholder may offer some or all of the common stock being registered on their individual behalf under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholders acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of the selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholders’ account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholders after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of the date as of which the information is provided, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 126,308,319 shares of our common stock outstanding as of May 2, 2019.

22

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholders had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the	Shares of		Number of Shares to be Owned by Selling
	Selling Stockholder	Common		Stockholder After the Offering and Percent
	before the	Stock Being		of Total Issued and Outstanding Shares
Name of Selling Stockholder	Offering (1)	Offered		# of Shares(2)	% of Class (2)
GC Investments I, LLC (3)	0	17,048,445	(4)	0%	0%
GC Investments I, LLD(8)	882,353	882,353		0%	0%
Triton Funds LP(5)(7)	0	8,000,000		0%	0%
Triton Funds LLC(6)(7)	300,000	300,000		0%	0%
Total	882,353	26,230,798

Notes:

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)	Because the selling stockholders may offer and sell all or only some portion of the 26,230,798 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the selling stockholder will hold upon termination of the offering.

(3)	Steve Gribben exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GC.

(4)	Consists of up to 17,048,445 shares of common stock to be sold by GC pursuant to the SECA.

(5)	Consists of up to 8,000,000 shares of common stock to be sold by Triton LP pursuant to the Common Stock Purchase Agreement

(6)	Consists of up to 300,000 shares of common stock, which shares were issued in restricted form on April 23, 2019 to Triton LLC pursuant to the Share Donation Agreement

(7)	Yah Thukrai exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Triton LP and Triton LLC.

(8)	Commitment Fee Shares issued to GC.

23

THE OFFERING

Summary of the Offering

Shares currently outstanding:	127,190,672

Shares being offered:	26,230,798

Offering Price per share:	The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

Use of Proceeds:

We will not receive any proceeds from the sale of the shares of our common stock by Selling Stockholder GC. However, we will receive proceeds from: (a) our initial sale of shares to GC, pursuant to the SECA; (b) our initial sale of shares to Triton LP and Triton LLC.

The proceeds from the initial sale of shares will be used for our wholly owned subsidiary, MjLink.

OTC Markets Symbol:	WDLF

Risk Factors:	See “Risk Factors” beginning on page 6 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

GC Investment I, LLC

Standby Equity Commitment Agreement

On April 11, 2019, we entered into a Standby Equity Commitment Agreement (the “SECA”) with GC. Although we are not required to sell shares under the SECA, the SECA gives us the option to sell up to $3,000,000 worth of our common stock to GC (referred to in the SECA as the “Commitment Amount”), in increments, over the period ending twenty-four (24) months after the date the Registration Statement is deemed effective by the SEC(the “Open Period”). Additionally, we are required to issue a Commitment Fee to GC equal to 5% of the Commitment Amount (the “Commitment Fee”). If GC fails to realize at least 5% of the Commitment Amount, net of all commissions, clearing, legal and other administrative costs upon liquidation of the Commitment Fee Shares, we are required to issue GC “True Up” shares until GC realizes the full amount of the Commitment Fee, net of all associated liquidation costs. GC is subject to a lockup/leak out restriction regarding the sale of the Commitment Fee Shares, if our stock has not traded at least $10,000/day for 10 consecutive days prior to the Registration Statement becoming effective. If triggered, the lockup/leak restricts GC from selling any of its Commitment Fee Shares for (a) 30 days, or (b) until we achieve at least $10,000/day in trading volume for 10 consecutive trading days. If we have not achieved trading volume of $10,000 day for 10 consecutive days after effectiveness, then GC shall be entitled to sell up to 10% of the Commitment Fee Shares until such trading volume is achieved and the lockup/leak out restriction has been removed.

There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may be insufficient and dependent upon the share price to allow us to access the full amount contemplated under the SECA. If the bid/ask spread remains the same we be unable to place puts for the full commitment under the SECA. Based on the closing trading price of our common stock on April 30, 2019, the registration statement covers the offer and possible sale of $1,793,080 worth of our shares with respect to GC, including the Common Stock Commitment Fee Shares we issued to GC on April 30, 2019.

24

During the Open Period, we may, in our sole discretion, deliver a Put Notice to GC stating the dollar amount we intend to sell to GC on a designated closing date. The purchase price of our Common Stock will be set at one hundred percent (100%) of the Market Price less a 5% allocation for brokerage commissions, plus any clearing fees, legal fees, transfer agent fees or administrative fees associated with the deposit and sale of the shares in the Put. GC’s ownership is limited to 9.99% and there is a required minimum of ten (10) trading days between put notices.

We are not entitled to deliver a Put Notice and GC is not obligated to purchase any Shares at a Closing unless all of the following conditions are met: (i) a registration statement has been declared effective and remains effective; (ii) at all times during the period beginning on the related put notice date and ending on and including the related closing date of the put, our common stock shall have been listed or quoted for trading on OTC Markets or its equivalent and shall not have been suspended from trading for a period of two (2) consecutive trading days during the Open Period; (iii) we have not defaulted or been in breach of the SECA; (iv) no injunction shall be issued or remain in force in connection with the purchase of our shares; (v) officers shall not have participated in any trading of the common stock during the ten (10) trading days following each Closing Date; (vi) the issuance of the shares has not violated any shareholder approval requirements of OTC Markets; and (vii) our stock shall not have closed below $0.001 on the day prior to the Put Notice Date. If any of the events described above occurs during a pricing period, then GC shall have no obligation to purchase the shares delivered in the Put Notice. Further, the SECA terms require that a registration statement be effective no more than 180 days following the date the initial registration statement was filed.

GC is not permitted to engage in short sales involving our common stock, or to engage in other activities that could manipulate the market for our common stock, during the period commencing on the Execution Date of the Purchase Agreement, April 11, 2019, and continuing through the termination of the SECA. In accordance with Regulation SHO, however, sales of our common stock by GC after delivery of a put notice of such number of shares reasonably expected to be purchased by GC under a put will not be deemed short sales.

As we draw down on the SECA reflected in the SECA, shares of our common stock will be sold into the market by GC. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. We determine when and whether to issue a put to GC, so we will know precisely both the stock price used as the reference point, and the number of shares issuable to GC upon such exercise. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the SECA. We have no obligation to utilize the full amount available under the SECA.

Neither the Purchase Agreement nor any of our rights or GC’s rights thereunder may be assigned to any other person.

Common Stock Purchase Warrant Agreement

We have an April 20, 2019 Common Stock Purchase Warrant Agreement with GC providing for the number of warrants and corresponding warrant shares to be derived by multiplying the commitment amount of $3,000,000 under the SECA by 5%, then dividing the product of our closing share price as of the signature date of the SECA. The Exercise Price reflects 120% of the closing price of our common stock as of signature date of the SECA Term Sheet, which was February 27, 2019. The Warrant Shares are not being registered herein.

Registration Rights Agreement

We have an April 11, 2019 Registration Rights Agreement with GC requiring us to file an S-1 Registration Statement providing for the registration of an indeterminate number of shares of our common stock that result from our selling to GC an indeterminate number of shares up to an aggregate purchase price of $3,000,000 and the subsequent resale by GC of such shares. We are responsible for all legal expenses pertaining to the registration statement.

25

Triton Funds LP and Triton Funds LLC

Common Stock Purchase Agreement with Triton Funds LP

On April 11, 2019, we entered into a Common Stock Purchase Agreement (“Purchase Agreement”) with Triton Funds LP (“Triton LP”). Although we are not required to sell shares under the Purchase Agreement, the Purchase Agreement gives us the option to sell to Triton LP a Commitment Amount of up to $750,000 worth of our common stock (the “Commitment Amount”), in increments, over the period from the Execution Date of the Purchase Agreement and ending on the earlier of: (i) the date on which Triton LP will have purchased Purchase Notice Shares equal to the Commitment Amount , (ii) December 31, 2019, or; (iii) our written notice of termination to Triton LP upon Triton’s material breach (the “Commitment Period”).

There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may be insufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Purchase Agreement. If the bid/ask spread remains the same we will be unable to place the Purchase Notice Shares to Triton LP for the full Commitment Amount under the Purchase Agreement. Based on the closing trading price of our common stock on April 30, 2019 of $0.10, the registration statement with respect to Triton LP covers the offer and possible sale of $800,000 worth of our shares.

During the Commitment Period, we may, in our sole discretion, deliver a Purchase Notice to Triton LP setting forth the Purchase Notice Shares which we intend to require Triton LP to purchase. The purchase price of Purchase Notice Shares means 70% of the lowest traded price of our Common Stock the 5 business days prior to the Closing Date (the Closing Date is defined as 5 business days after the “Clearing Date”, which is the date that Triton LP receives the Purchase Notice Shares as DWAC Shares in its brokerage account). The Purchase Agreement provides that Triton LP cannot own more than 9.99% of our outstanding Common Stock Shares immediately prior to Common Stock being issued pursuant to a Purchase Notice.

In order for us to be eligible to deliver a Purchase Notice to Triton LP, the Purchase Agreement requires that the following conditions must be met: (i) the representations and warranties of Triton LP must be true and accurate as of the date of each Closing; (ii) Triton will have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by Triton LP at or prior to each Closing; (iii) we will not issue any Purchase Notice Shares, and Triton LP will not have the right to receive any Purchase Notice Shares , if the issuance of such Purchase Notice Shares would exceed the aggregate number of Common Stock Shares that we may issue without breaching our obligations under the rules of the Principal Market, which is otcmarkets.com (the “Exchange Cap”).

Triton LP’s purchase of the Purchase Notice Shares is subject to satisfaction of the following conditions: (i) there is an effective registration statement, which remains effective for the purchase of the Purchase Notice Shares and not subject to a Stop Order, suspension, or withdrawal by the SEC or otherwise; (ii) our representations and warranties are true and accurate as of each Closing; (iii) we have performed, satisfied and complied in all material respects with all covenants, agreements and conditions in the Purchase Agreement to be performed, satisfied or complied with; (iv) no regulations, executive order, decree, ruling or injunction shall have been enacted or entered or adopted by any Court or governmental authority that prohibits or directly and materially adversely affects any of the transactions provided for in the Purchase Agreement or any schedules and exhibits to the Purchase Agreement; (v) since the filing of our most recent SEC Documents (reports, schedules, forms, statements or other documents that we are required to file under the Securities Act or Exchange Act), no event has or is reasonably likely to have a Material Adverse Effect has occurred; (vi) the trading or our common stock has not been the subject of a suspension of delisting; (vii) Triton LP has not exceeded the Beneficial Ownership Limitation of 9.99% of our shares outstanding; (viii) the issuance of the Purchase Notice Shares has not exceeded the Exchange Cap; (ix) we have no knowledge of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective, which event is more likely not to occur within the 15 business days on which the a Purchase Notice is deemed delivered; x) the issuance of the Purchase Notice Shares does not violate the shareholder approval requirements of otcmarkets.com; (xi) our Common Stock is DWAC Eligible and not subject to a “DTC Chill” and (xii) all reports, schedules, registrations forms, information and other documents that we are required to file with the SEC as required by the Exchange Act have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

26

Share Donation Agreement with Triton Funds LLC

On April 11, 2019, we entered into a Share Donation Agreement with Triton Funds LLC, an affiliate of Triton Funds, LP., to issue 300,000 shares of our common stock to Triton Funds, LP to enhance the student learning curve in the PE/VC space by purchasing materials, helping pay for overhead, or contribute to scholarship opportunities, which shares were issued in restricted form on April 23, 2019. We are required to register the 300,000 shares on this registration statement.

Registration Rights Agreement with Triton Funds, LP

In connection with the Triton Purchase Agreement, we also entered into a registration rights agreement with Triton, pursuant to which we agreed to use our best efforts to file with the Securities and Exchange Commission a registration statement, covering the resale of 8,300,000 shares of our Common Stock underlying the Triton Purchase Agreement.

Risk Associated Sale of Our Shares Into the Open Market by GC, Triton LP and Triton LLC

The 26,230,798 shares of our common stock will be sold into the market by GC, Triton LP and Triton LLC. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more Purchase Notices, this would cause more shares to come into the market, which could cause a further drop in our stock price.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of its shares of our common stock on otcmarkets.com or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchases;
●	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	Privately negotiated transactions;
●	Broker-dealers may agree with the selling stockholders to see a specified number of such shares at a stipulated price per share; or
●	A combination of any such methods of sale.

Additionally, broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

The Selling Stockholders, GC, Triton LP and Triton LLC, are underwriters within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GC has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

27

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We will, however, receive cash proceeds from: (a) Triton LP and Triton LLC pursuant to Purchase Notices issued to us by Triton LP and Triton LLC upon our demand to Triton LP and Triton LLC to issue said notices; and (b) from GC pursuant to Put Notices issued to us by GC upon our demand to GC to issue said notices.

Neither the SECA with GC, the Purchase Agreement with Triton LP, and the Share Donation Agreement with Triton LLC nor any rights of the parties under the SECA with GC may be assigned or delegated to any other person.

We have entered into agreements with GC, Triton LP and Triton LLC to keep this prospectus effective until each: (i) has sold all of the common shares purchased by it and (ii) has no further right to acquire any additional shares of common stock under the agreements.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock Rights

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our Common Stockholders are not entitled to cumulative voting for election of Board members. Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

Holders of our Common Stock Shares

As of May 2, 2019, there were 152 holders of record of our common stock.

Authorized Capital Stock

We are authorized to issue 700,000,000 shares of capital stock in the denominations set forth below, $0.001 par value.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, 127,190,672shares of which are outstanding as of May 13 , 2019.

28

Preferred Stock

We are authorized to issue 100,000,000 preferred shares, no shares of which are outstanding. We have not yet set the rights and preferences of our preferred shares.

Class B Common Stock

We are authorized to issued 100,000,000 Class B shares, no shares of which are outstanding. We have set the rights and preferences of the Class B Shares, including that each Class B Share equals 10 votes.

Dividend Rights

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options.

Warrants

We have 16,200,020 warrants outstanding. Each Warrant entitles the holder to one common stock share at an exercise price of five cents. The term of the Warrants is 5 years.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal 1,271,906 shares as of the date of this Prospectus; or

●	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

29

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent and Registrar

Our transfer agent is Pacific Stock Transfer Company, located at 6725 Via Austin Parkway #300, Las Vegas, NV 89119. Their telephone number is (702) 361-3033 and their fax number is (702) 433-1979.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. will pass on the validity of the Common Stock being offered pursuant to this Registration Statement.

The audited financial statements for the years ended December 31, 2018 and 2017 included in this Prospectus and the Registration Statement have been audited by BF Borgers, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Common Stock offered by Selling Shareholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

DESCRIPTION OF BUSINESS

Definition of a Social Media Platform

A platform used in social media leverages algorithms generated via artificial intelligence to better connect 2 users together.

30

Overview

We license our Social Life Network SaaS (Software as a Service) Internet Platform (hereafter referred to as the “Platform”) to niche industries for an annual license fee and/or a percentage of profits. Our Platform is a cloud-based social network and E-Commerce system that can be accessed by a web browser or mobile application that allows end-users to socially connect with one another and their customers to market and advertise their products and services. The Platform can be customized to suit virtually any international niche industry or sub-culture, such as hunting and fishing, tennis, real estate professionals, health and fitness, and charity causes.

We also own cannabis/hemp related websites as detailed on page 34 from which we generate advertising revenue.

Our mission is to: (a) give entrepreneurs in niche industries the power to build their business and community connections online through our branded Platform for business professionals that wish to maintain, improve and expand their connections and to learn, share, market and sell their products and services online; and (b) operate and sell advertising on our Cannabis/Hemp related websites.

Business Strategy

Our business strategy is to combine traditional social networking with traditional E-Commerce systems to provide the ability to use social media efforts with merchant services as income opportunities for users, including selling goods and services, auctioning items, giving and receiving product and digital services referrals, and affiliate marketing.

Corporate Background

We were incorporated in California on August 30, 1985 as C J Industries. On February 24, 2004, we merged with Calvert Corporation, a Nevada Corporation, our name was changed to Sew Cal Logo, Inc., and our domicile changed to Nevada.

Receivership Action

In June 2014, we were placed into receivership in Nevada’s 8th Judicial District (White Tiger Partners, LLC et al v. Sew Cal Logo, Inc.et al, Case No A-14-697251-C) (Dept. No.: XIII).

On January 29, 2016, we, as the seller (the “Seller”), completed a business combination/merger agreement (the “Agreement”) with the buyer, Life Marketing, Inc., a Colorado corporation (the “Buyer”), its subsidiaries and holdings and all of the Buyer’s securities holders. We acted through Robert Stevens, the court-appointed receiver and White Tiger Partners, LLC, our judgment creditor. In accordance with the terms of the Agreement:

1)	The then current owners of the private company, Life Marketing, Inc., become our majority shareholders pursuant to which an aggregate of 119,473,334 restricted common stock shares were issued to our officers, composed of 59,736,667 shares each to our Chief Executive Officer, Ken Tapp, and Andrew Rodosevich, our Chief Financial Office
2)	We cancelled all previously created preferred class of stock;
3)	We delivered our newly issued, restricted common stock shares equivalent to approximately 89.5% of our outstanding shares as a control block in exchange for 100% of the Buyer’s outstanding shares;
4)	The court appointed receiver, Robert Stevens, sold to the Buyer its judgment and the Seller agreed to pay him $30,000 and the equivalent of 9.99% of the outstanding stock post-merger of the newly issued unregistered exempt shares.
5)	Our then officers and directors were terminated and Ken Shawn Tapp and Andrew Rodosevich become our Chief Executive Officer/Director and Chief Financial Officer/Director, respectively;
6)	We effected a 5,000 to 1 reverse stock split effective as of April 11, 2016, with each shareholder retaining a minimum of 100 shares;
7)	We changed our name from Sew Cal Logo, Inc. to Social Life Network, Inc., which change was processed with the state of Nevada effective as of April 11, 2016;
8)	We changed our stock symbol being changed from SEWC to WDLF; and
9)	We decreased our authorized common stock shares of the company from 2,000,000,000 shares to 500,000,000 shares, effective in Nevada on March 17, 2016.

31

On June 6, 2016, the Court in the receivership matter issued an order pursuant to Section 3(a) (10) of the Securities Act of 1933, as amended ratifying the above actions. The Court discharged the receiver on June 7, 2016.

Increase of Authorized Shares

On December 19, 2017, we increased our authorized shares to 700,000,000, par value $0.001, consisting of 500,000,000 common stock shares, 100,000,000 preferred shares and 100,000,000 Class B Common Shares. Our Board of Directors may establish the rights associated with the Preferred Shares and Class B Common Shares, which have not yet been established.

Decrease of Outstanding Shares

On December 7, 2017, we cancelled 50,000,000 shares held by Rodosevich Investments, LLC, and returned said shares to our treasury, thus changing the outstanding shares to 100,203,335 Common Stock Shares.

Private Placement Financing

From September 1, 2017 to December 15, 2017, we entered into a subscription agreement with 30 accredited investors. We offered common stock shares to the accredited investors at $0.15 per share. We issued a total of 1,730,001 Shares for total gross proceeds of $259,500.

From January 1, 2019 thru March 14, 2019 we entered into subscription agreements with 8 accredited investors. We sold 5,725,000 common stock shares to the accredited investors, of which 1,200,000 common stock shares were sold at $0.05 per share for total gross proceeds of $60,000, and 4,525,000 common stock shares were sold at $0.10 per share for total gross proceeds of $452,500. As of May 1, 2019, we received $372,500 out of the $512,500, awaiting on the remaining $140,000. 3,200,000 of the 5,725,000 shares were issued by May 1, 2019.

Where You Can Find Us

Our principal executive office and mailing address is 3465 S Gaylord Court, Suite A509, Denver, Colorado 80113. Our telephone number is (855) 933-3277.

Our Website

Our website is located at social-life-network.com. Our wholly-owned subsidiary, MjLink, has other cannabis related websites that are located at various addresses described on page 34 of this Prospectus. No information included in our websites are included in this prospectus.

Corporate Overview – Formation, Corporate Changes, Material Merger

Organization

We were originally incorporated as C J Industries, Inc. in California on August 30, 1985. On February 24, 2004, we merged with Calvert Corporation, a Nevada Corporation, changed our name to Sew Cal Logo, Inc., and moved our domicile to Nevada.

In June 2014, we were placed into receivership in Nevada’s 8th Judicial District (White Tiger Partners, LLC et al v. Sew Cal Logo, Inc.et al, Case No A-14-697251-C) (Dept. No.: XIII) (the “Receivership”).

32

On January 29, 2016, we, as the seller (the “Seller”), completed a business combination/merger agreement (the “Agreement”) with the buyer, Life Marketing, Inc., a Colorado corporation (the “Buyer”), its subsidiaries and holdings and all of the Buyer’s securities holders. We acted through Robert Stevens, the court-appointed receiver and White Tiger Partners, LLC, our judgment creditor. The Agreement provided that the then current owners of the private company, Life Marketing, Inc., become the majority shareholders pursuant to which an aggregate of 119,473,334 common stock shares were issued to our officers, composed of 59,736,667 shares each to our Chief Executive Officer, Kenneth Tapp, and Andrew Rodosevich, our then-Chief Financial Officer. Pursuant to the Agreement terms and related corporate actions:

●	We cancelled all previously created preferred class of stock;

●	We delivered newly issued, common stock shares equivalent to approximately 89.5% of our outstanding shares as a control block in exchange for 100% of the Buyer’s outstanding shares;

●	The court appointed receiver sold its judgment to the Buyer and the Seller agreed to pay the receiver $30,000 and the equivalent of 9.99% of the outstanding stock post-merger of the newly issued unregistered exempt shares.

●	Our then officers and directors were terminated, and Kenneth Tapp and Andrew Rodosevich became our Chief Executive Officer/Director and Chief Financial Officer/Director, respectively;

●	We effected a 5,000 to 1 reverse stock split effective April 11, 2016, with each shareholder retaining a minimum of 100 shares;

●	We changed our name from Sew Cal Logo, Inc. to WeedLife, Inc, and then to Social Life Network, Inc. effective in Nevada April 11, 2016;

●	We changed our stock symbol from SEWC to WDLF;

●	We decreased our authorized common stock shares from 2,000,000,000 shares to 500,000,000 shares, effective on March 17, 2016.

On June 6, 2016, the Court issued an order in the Receivership pursuant to Section 3(a) (10) of the Securities Act of 1933, as amended (the “Securities Act”), ratifying the above actions. The receiver was discharged on June 7, 2016.

MjLink.com, Inc. – Wholly Owned Subsidiary

On September 20, 2018, we incorporated MjLink.com, Inc. (“MjLink” or “MjLink.com”), a Delaware Corporation, as our wholly owned subsidiary.

Our Business

Software as a Service Internet Platform

We are a technology company that licenses its Social Life Network SaaS (Software as a Service) Internet Platform (hereafter referred to as the “Platform”) to niche industries for an annual license fee and/or a percentage of profits. The Platform is a cloud-based social network and eCommerce system that can be accessed by a web browser or mobile application that allows end-users to socially connect with one another and their customers to market and advertise their products and services. The Platform can be customized to suit virtually any international niche industry or sub-culture, such as hunting and fishing, tennis, real estate professionals, health and fitness, and charity causes.

Our Platform licensing agreements are for a minimum of two years and automatically renew each year thereafter. Our fee structure includes a combination of annual fees and/or a minimum of 20% of the net profits that are generated by the licensee from monthly subscriptions services, E-Commerce fees and online advertising sales from their platform users.

We developed our social networking and E-Commerce Platform specifically for industries that we believe have a passionate consumer base, that communicate in non-public channels, and their commerce activity is highly based on referral and “copy-cat” consumption; consistent with the foregoing, we license our Platform to the residential real estate industry and niche sports verticals like hunting and fishing. Our platform uses machine learning (A.I.) that interpolates the user behavior data through their online social activity to better connect the right people and businesses together, at the right time when online in our social network. Contrary to other social networks and E-Commerce systems like Facebook and Amazon where everyone is grouped together and forced to listen to the white-noise, our Platform increases online user connectivity and stronger relationships between businesses and their customers.

33

To date, our Platform is accessed by subculture industries in over 120 countries and is translated in multiple languages. Our language translation files for the Platform include 80% or more of the following languages: English, German, Hungarian, Portuguese, Turkish, Polish, Russian, Swedish, Slovenian, French, Dutch, Portuguese, Czech, Persian, Ukrainian, Vietnamese, Romanian, Spanish, Italian and Japanese, which will position international use of our Platform immediately following our launch internationally through individual licensing agreements.

Business of MjLink.com, Inc. (Cannabis and Hemp Industry Platforms)

We also own and operate cannabis and hemp industry Platforms through MjLink from which we generate advertising revenue. Our Platforms in the emerging cannabis and hemp industry world-wide are used to provide a social network for communicating between businesses and consumers so they can learn about the cannabis and hemp industry, and the use of THC and CBD products. The platforms are only a social network and does not include any type of E-Commerce functions for businesses to sell their goods. We generate advertising revenue from the following cannabis and hemp sites:

●	WeedLife.com – A Cannabis social network

●	WeedCircles.com – A Cannabis business social network

●	HempTalk.com – A Hemp and CBD social network

●	WeedWorthy.com – A Cannabis/Hemp news network

●	WeedPons.com – A Cannabis/Hemp coupon network

●	WeedVoice.com – A Cannabis/Hemp video network

●	WeedLive.com – A Cannabis/Hemp website search engine

●	Weedealio.com – A Cannabis map site for locating dispensaries & deals

MjLink.com operates as a multinational cannabis technology and media sales organization with two A.I. powered social networks.

●	WeedLife.com, a consumer-to-consumer social network; and

●	MjLink.com, a business-to-business social network.

MjLink.com provides its business customers with the following online applications:

●	Retail store mapping

●	Online advertising network

●	Digital marketing services for leads and jobs

●	Website search indexing

●	Press release and News aggregating

●	Cloud computing and custom industry applications

●	SaaS (Software as a Service)

●	Mobile application development

34

MjLink includes an event division that will provide 4 new tradeshows and conferences to its vast audience of members, the majority of which use MjLink.com and WeedLife.com year-round. Leveraging the power of our rapidly growing multinational user-base in the social networks to drive event revenue, the events will provide attendees with introduction to capital and consolidation opportunities, branding of industry retailers, education consumers, and entertainment festivals.

Our 4 planned events are:

●	MjMicro is a Cannabis MicroCap Investor Conference that is slated to launch in June of 2019 to address the rapidly growing need for matching private and public companies in the cannabis industry, with investors, private equity groups and investment banks. There will be 3-5 events scheduled per year around North America to ensure that we are geographically accessible to the more than over 6,000 businesses that use MjLink.com year-round.

●	MjLink Live is an industry Brand-Retailer tradeshow for state-focused businesses that need to increase awareness of their products and brands to other local and regional retailers. We are planning 6-8 scheduled events per year that are slated to launch in Q3 2019 around North America to ensure we are geographically accessible to the more than over 6,000 businesses that use MjLink.com year-round.

●	Home Grow Expo is a consumer enthusiast event that is one-of-a-kind in the industry, bringing together home growers and smaller suppliers that otherwise financially struggle to participate in larger regional events. We are planning 3-4 scheduled events per year that we will launch in Q1 2020, enabling merchants to reach their new consumers the rest of the year on our e-commerce platform accessible through MjLink.com and WeedLife.com

●	WeedLife Live is a large consumer festival that provides the mainstream consumer, industry associations, activists and entertainers a venue to celebrate the rapidly growing industry. We are planning 2-3 scheduled events per year, launching in Q2 2020.

Revenue Generation

We generate revenue through:

(a) License Agreements - We generate revenue through licensing agreements from which we receive an annual license fee or a percentage of net profits.

(b) Online Advertising - Our advertising program enables advertisers to present online ads to a specific type of cannabis or hemp website audience, depending on the website and type of content that website provides in our network. We charge advertisers using the cost per thousand (CPM), which is a marketing term used to denote the price of 1,000 advertisement impressions on one webpage.

We charge $10.00 CPM to an advertiser, which means the advertiser must pay $10.00 for every 1,000 impressions of its online advertising campaign. The “M” in CPM represents the Roman numeral for 1,000. Additionally, we provide the advertiser with the ability to purchase the CPM advertising campaign on specific websites in our cannabis and hemp network. This favors the ads that are most relevant to our webpage visitors, improving the experience for both the person looking for information in our network and the advertiser looking for targeted interested customers for their advertised product or service.

Charging advertisers by CPM (1,000 advertisement impressions on one webpage) requires that we have enough website and webpage traffic (visitors viewing the webpages on a website) to sell to an advertiser. Therefore, we are dependent on marketing and advertising our own websites using print, radio, TV and online advertising in order to drive new and existing website visitors to our network. The more website traffic we experience each month, equates to the more advertising revenue we can generate each month.

35

(c) Digital Marketing - We provide business professionals with monthly subscriptions that enhance their online marketing and branding through our online business directory and online review management system. This marketing service allows a business to spotlight their online business listing, customer reviews and special offers and coupons, to our website network visitors.

(d) In addition to the existing online applications, MjLink’s management is focused on launching three new divisions that will provide incubation of early stage cannabis tech companies, B2B and B2C trade-shows, and M&A of cannabis technology companies.

Operations

We currently operate and support the ongoing technology maintenance of our online social network platform in the cannabis and hemp industry for the users from about 120 countries that access it each month. We also operate and support the ongoing technology maintenance and upgrades of our licensees’ social networks in the United States for the Sports Social Network and the Real Estate Social Network.

Our Market

Our market is intentionally broad and it includes engagement-based organizations, consumer brands, ad agencies, online marketers, advertisers, sponsors, social media celebrities, entertainment celebrities and performance artists, large and small enterprise users, religious organizations, health care providers, network marketing and multi-level marketing companies, media companies, major motion picture studios, social media companies, schools and training facilities, and virtually any other person or organization that seeks to attract, engage, and communicate with prospects, customers, consumers, fans, followers, patients, friends, and subscribers, among others, online, utilizing automated, interactive technology.

Target Markets

We have targeted niche industries through our various platforms, including the following:

●	Cannabis and Hemp

●	Sports Industries

●	Hunting & Fishing

●	Racket Sports

●	Cycling

●	Golf

●	Youth Sports Leagues

●	Soccer

●	Charities & Industry Associations

●	Residential Real Estate.

We will continue to target niche industries based on sub-culture behavior and the need for private social networking.

36

Distribution Methods

Our distribution methods are:

1.	Prospective customers and clients can subscribe to our Social Life Network software service on a monthly or annual contract through a simple web-based sign-up form accessible on our website (sociallifenetwork.com), as well as through interactive sign-up links that we distribute via email and text, as well as through social media.

2.	Enterprise users can subscribe to our service and then distribute custom-branded sign-up links to their internal and external staff via email or other electronic means.

3.	We enter into license or partnership agreements with other social media providers to incorporate our technology into such other providers’ software platform that they offer to their existing and prospective client base.

4.	We enter into license or partnership agreements with digital marketing companies and advertising agencies to resell our technology to their existing and prospective client base, for monthly fees which are shared with us.

5.	We employ a direct sales team, as well as outside sales consultants.

Marketing

We utilize our own proprietary interactive video platform as the foundation of our ongoing marketing initiatives. Our initiatives include daily, broad-based social media engagement by a dedicated team of full-time employees and outside consultants; management of our website; email campaigns, as well as our CEO’s guest appearance at tradeshows and investor conferences; among many other ongoing initiatives designed to increase awareness of our products and services and drive conversion and adoption rates.

Our marketing consists of:

●	Trade shows

●	Print advertising

●	Digital press advertising

●	Online videos

●	Social media

●	Blogging

●	Advertising networks

Competition

Our business is highly competitive, and competition presents an ongoing threat to the success of our business.

We face competition in the social networking sector for the hemp and cannabis community, including WeedLife.com social network, which competes with one of the other social networks in the cannabis space, Massroots.com, which has 1 million members. Collectively with our licensees, we compete on a larger scale with Facebook, LinkedIn, eBay, and other social networks and E-Commerce sites for users’ engagement, all of which have substantially more financial resources, and a significantly larger user-base than we do.

We face significant competition with both our Cannabis/Hemp Social Networks and licensing of our E-Commerce Social Network Platforms, including MassRoots.com, Leafly.com, Zillow.com, HOUZZ.com, TennisChannel.com, and Cabelas.com, which offer a variety of online advertising and E-Commerce offerings. These competitors and other competitors have greater financial, operational, and personnel resources than we do. Should we fail to develop strategies to overcome our competition, our revenues will be negatively impacted.

37

Competitive Advantages

Our competitive advantage is that we are solely dedicated to niche industries that business and consumer users that do not feel comfortable sharing content and information on other social networks like Facebook, LinkedIn and Twitter, as it may either jeopardize their personal and professional reputations or be completely lost in the white-noise of billions of other posts. Additionally, we have developed specialized features for these niche industries that incorporates E-Commerce directly into a users’ social networking account. This integration of E-Commerce directly into social networking sets our Platform apart from our current competitors.

Competitive Disadvantages

Our competitive disadvantages are that we do not have the operational and financial resources that our competitors have, which results in our having fewer resources to market our social network brands, advertise our digital services, acquire new users on our social networks, and sell our advertising and digital services to business customers, as compared to our competitors.

Intellectual Property

Our technology platform and associated applications, features and functionality are comprised of proprietary software, code and know-how that are of key importance to our business plan.

Research and Development

We spent zero dollars on research and development during each of the years ended December 31, 2018 and 2017.

Sources and Availability of Products and Names of Principal Suppliers

We currently rely on certain key suppliers and vendors in the coding and maintenance of our software. Management believes it has mitigated the associated risks of these single-source vendor relationships by ensuring that we have access to additional qualified vendors and suppliers to provide like or complementary services.

Dependence on One or a Few Major Customers

We are not dependent upon one or a few major customers and we do not expect to have any significant customer concentration.

Government Regulation

Government regulation is of significant concern for our business. Our management believes it currently possesses all requisite authority to conduct its business as described in this annual report. Our cannabis/hemp websites with respect to cannabis are dependent on state and Federal laws pertaining to the cannabis industry (See “Risks Related to Cannabis/Hemp Related Government Regulation” for further information regarding government regulation).

Cost and Effects of Compliance with Environmental Laws

Our operations are not subject to federal, state or local environmental regulations.

Employees and Consultants

We currently operate with 7 full time employees.

38

We also employ consultants on an as-needed-basis to provide specific expertise in areas of software design, development and coding, content creation, and other business functions including marketing and accounting. To date we have 3 consultants.

By the third quarter 2019 we are planning to hire as many as 40 full-time sales representatives, 20 full-time marketing and social media employees, 15 full-time production and customer support employees, and 4 part-time and 3 full-time executives, and management staff for our cannabis and hemp social network expansion plan, all of which is contingent upon adequate funding and/or financing.

None of our employees or consultants are currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relations with our employees and consultants are excellent.

Seasonality of Business

We do not have a seasonal business cycle.

Patents and Intellectual Property/Trademarks/Licenses/Franchises

We do not currently own any patents and have no intention of applying for patents. We have no franchise or royalty agreements. The US Patent and Trademark Office published our trademark “Weed Life” on May 5, 2015.

Raw Materials

We do not use raw materials in our business.

Significant Developments

During 2018, there were the following significant developments:

●	On December 20, 2018, MjLink announced that we launched a new video and display advertising network on our cannabis business social network.

●	On December 28, 2018, we announced that we will launch a new video conferencing paid feature to our LikeRe.com real estate social network.

●	On December 4, 2018, we announced our Chief Executive Officer’s presentation at the December 5, 2018 Virtual Investor Conference.

●	On November 20, 2018, we announced that MjLink would be presenting is corporate presentation at the 11th Annual LD Micro Main Event in Los Angeles, California.

After our Fiscal Year 2018, there were the following significant developments in January 2019.

●	On January 2, 2019, we announced that we would be launching a new iTunes and Android mobile app for the FutPost.com soccer social network.

●	On January 3, 2019, we appointed George Jage as President of MjLink.

●	On January 7, 2019, we announced that the HuntPost.com social network for the hunting and fishing community is launching an e-commerce marketplace where consumers and industry vendors may sell their goods.

●	On January 8, 2019, we announced the appointment of Greg Tella as FutPost’s President, to direct the operations of FutPost, an A.I. and Blockchain powered soccer social network that connects more than 17 million coaches and players together in the US and Canada.

39

●	On January 15, 2019, we announced at our attendance at the International Sportsman’s Expo in Sacramento, California, the launch of a new IOS and Androis mobile app for the HuntPost.com Hunting and Fishing Social Network.

●	On January 28, 2019, our CEO presented our Pre-IPO plan at the Nobel Capital Markets Annual Investor Conference in Fort Lauderdale, Florida.

Material Agreements

Software License Agreement with Real Estate Social Network, Inc.

We have a January 1, 2018 Software License Agreement with Real Estate Social Network, Inc., a Colorado corporation, whereby we, as the licensor, licensed our software as a service (SaaS) to Real Estate Social Network as the licensee. This agreement provides that we will receive 20% of the net profits from all monthly subscriptions and online ad sales from the licensee, paid annually, on the 31st day of January for the preceding year. Early payment or installment payments on a monthly or quarterly basis are allowed. We are required to provide acceptance testing to establish whether the licensed software operates properly. If the testing does not yield expected results, we, as the licensor are required to correct errors at our own cost. If later acceptance testing fails to yield the expected results, the licensee may terminate the agreement upon written notice. We provide a 180-day limited warranty that the licensed software will conform in all material respects of the documentation specifications. The term of the License Agreement is from the effective date, January 1, 2018, and continues in effect until termination, which termination may occur as follows: (a) if the Licensee fails to make payment; (b) by either party for the other Party’s material breach of the agreement that is incurable or uncured by breaching party for 30 days after being served with notice of breach and demand for cure, effective on written termination notice to the breaching Party; (c) by the Licensor, effective immediately irrespective of written notice; (d) by both Parties upon mutual agreement; (e) if we, as the Licensor: (i) are dissolved or liquidated or takes any corporate action for such purposes; (ii) become insolvent or we are generally unable to pay our debts as they become due; (iii) become the subject of any bankruptcy proceedings, voluntary or involuntary, under any domestic or foreign bankruptcy or insolvency Law; (iii) make or seek to make a general assignment for the benefit of its creditors; or (iv) apply for, or consent to, the appointment of a trustee, receiver, or custodian for a substantial part of its property.

Software License Agreement with Sports Social Network, Inc.

We have a January 1, 2018 Software License Agreement with Sports Social Network, Inc., a Colorado corporation, whereby we, as the licensor, licensed our software as a service (SaaS) to Sports Social Network, Inc. as the licensee. This agreement provides that we will receive $125,000 USD annually each year for the first two years of this agreement, and thereafter will receive 20% of the net profits from all collected E-Commerce fees and online advertising sales from the licensee, paid monthly with the option to be paid annually, on the 31st day of January for the preceding year. Early payment or installment payments on a monthly or quarterly basis are allowed. We are required to provide acceptance testing to establish whether the licensed software operates properly. If the testing does not yield expected results, we, as the licensor are required to correct errors at our own cost. If later acceptance testing fails to yield the expected results, the licensee may terminate the agreement upon written notice. We provide a 180-day limited warranty that the licensed software will conform in all material respect of the documentation specifications.

The term of the License Agreement is from the effective date, January 1, 2018, and continues in effect until termination, which termination may occur as follows: (a) if the Licensee fails to make payment; (b) by either party for the other Party’s material breach of the agreement that is incurable or uncured by breaching party for 30 days after being served with notice of breach and demand for cure, effective on written termination notice to the breaching Party; (c) by the Licensor, effective immediately irrespective of written notice; (d) by both Parties upon mutual agreement; (e) if we, as the Licensee: (i) are dissolved or liquidated or takes any corporate action for such purposes; (ii) become insolvent or we are generally unable to pay our debts as they become due; (iii) becomes the subject of any bankruptcy proceedings, voluntary or involuntary, under any domestic or foreign bankruptcy or insolvency Law; (iii) make or seek to make a general assignment for the benefit of its creditors; or (iv) apply for, or consent to, the appointment of a trustee, receiver, or custodian for a substantial part of its properties.

40

DESCRIPTION OF PROPERTY

Our executive/administrative office is located at 3465 S Gaylord Court, Suite A509, Denver, Colorado 80113.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings. From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market information

Our common stock is not traded on any exchange but is currently available for trading in the over-the-counter market and is quoted on the OTCQB operated by OTC Markets Group, Inc. under the symbol “WDLF” Trading in stocks quoted on these markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our common stock. As a result of these rules, investors may find it difficult to sell their shares

Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Quarter Ended	High Bid	Low Bid

March 31, 2019	$0.200	$0.109

December 31, 2018	$0.150	$0.150

September 30, 2018	$0.127	$0.127

June 30, 2018	$0.120	$0.120

March 31, 2018	$0.095	$0.158

December 31, 2017	$0.120	$0.132

September 30, 2017	$0.122	$0.122

June 30, 2017	$0.130	$0.130

March 31, 2017	$0.350	$0.350

On May 13 , 2019, the closing price of our common stock as reported by the OTC Markets Group was $0.1 1 per share.

41

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company, located at 6725 Via Austi Parkway #300, Las Vegas, NV 89119. Their telephone number is (702) 361-3033 and their fax number is (702) 433-1979.

Dividends

We have never declared or paid dividends. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

Penny Stock Considerations

Our Common Stock will be deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

● Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

● Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

● Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

42

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and the related notes that appear elsewhere in this Annual Report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this Annual Report on Form10-K.

Overview

We are a Nevada corporation formed on August 30, 1985. Our headquarters are in Denver, Colorado. We have been engaged in our current business model since June of 2016, as a result of our having been discharged from a receivership and acquiring Life Marketing, Inc., which was in a different industry as our previous business.

We have experienced recurring losses and negative cash flows from operations since inception, including in our current business model. We anticipate that our expenses will increase as we ramp up our expansion, which likely will lead to additional losses, until such time that we approach profitability, or which there are no assurances. We have relied on equity financing to fund operations. There can be no guarantee that we will ever become profitable, or that adequate additional financing will be realized in the future or otherwise may be available to us on acceptable terms, or at all. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our expansion efforts. We will need to generate significant revenues to achieve profitability, of which there are no assurances.

We plan to conduct an IPO of MjLink.com on a Canadian, German, or US exchange in 2019.

Trends and Uncertainties

Our business is subject to the following trends and uncertainties:

●	Expansion of live streaming on Facebook could sway our users to spend more time away from our Networks.

●	Social video is generally reaching saturation across social networks in general.

●	Social platforms embrace strong governance policies, i.e. when content is inappropriate or violates end user agreement, how much content is posted on our Networks may be affected.

●	Brands fatigue from new tools and tactics on social networks could result in fewer users embracing some of our new business and E-Commerce tools on our Networks.

43

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. We had an accumulated deficit of $27,705,545 at December 31, 2018, had a net loss of $4,635,865 and used net cash of $4,459,626 in operating activities for the twelve months ended December 31, 2018. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs over the next twelve months with existing cash on hand and the sale of our common stock. While the we believe that we will be successful in obtaining the necessary financing and generating revenue to fund our operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and that we will succeed in its our future operations.

We will attempt to overcome the going concern opinion by increasing our revenues, as follows:

●	By licensing additional Social Network and E-Commerce Platforms;

●	By increasing our marketing staff to enhance our “WeedLife” brand to cannabis/hemp related consumers and businesses located throughout the world;

●	By increasing our social media staff in our attempt to increase our monthly network traffic from our current 30 million-page views, to support the sales staff growth in online advertising sales on our cannabis/hemp related websites and mobile apps;

●	By increasing our sales staff for online advertising and monthly digital subscription sales on our cannabis/hemp related websites and mobile apps;

●	By increasing our licensee tech and R&D support to Sports Social Network for the increase of membership acquisition, page view traffic, online advertising sales and E-Commerce transactions on all of our sports social network websites and mobile apps; and

●	By increasing our licensee tech and R&D support to Real Estate Social Network. for the sales of online advertising and monthly digital subscription services to real estate professionals on our social network in the international real estate community.

The foregoing goals will increase expenses and lead to possible net losses. There is no assurance that we will ever be profitable or that debt or equity financing will be available to us. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern. There is no assurance we will be successful in any of these goals.

44

COMPARATIVE RESULTS FOR FISCAL YEARS

Results of Operations Years Ended December 31, 2018 and 2017

The following is a comparison of the results of our operations for the year ended December 31, 2018 and 2017.

	For the Year Ended
	December 31, 2018	December 31, 2017 Restated	$ Change
Revenues:
Digital Marketing	$-	$59,380	$(59,380)
Advertising	5,592	-	5,592
Licensing Revenue – related party	215,000	150,000	65,000
Total Revenue	220,592	209,380	11,212
Cost of goods sold	5,239	9,794	(4,555)
Gross Margin	215,353	199,586	15,767

Operating Expenses:
Compensation	59,293	275,409	(216,116)
Officer stock compensation	100,000	725,000	(625,000)
Consulting – related parties	88,083	42,600	45,483
Professional Fees	344,474	94,452	250,022
Stock based compensation – warrants	3,629,801	1,005,000	2,624,801
General and administrative	629,567	146,006	483,561
Total operating expenses	4,851,218	2,288,467	2,562,751

Loss from operations	(4,635,865)	(2,088,881)	(2,546,985)

Other expense
Income tax provision	-	-	-
Total other expense	-	-	-

Net loss	$(4,635,865)	$(2,088,881)	$(2,411,785)

Loss per Share: Basic & Diluted	(.04)	(.02)	(.02)
Weighted Average Shares:
Basic	107,472,315	116,518,976	(8,776,661)
Diluted	123,772,335	132,818,996	(9,046,661)

Revenues

For the 12-month period ending December 31, 2018, we recognized net revenue (less returns) from digital marketing of $0 compared to $59,380 of revenue for the 12-month period ending December 31, 2017, representing a decrease of $59,380 or 100%. The decrease in digital marketing revenue is primarily attributable to eliminating our sales and marketing staff for our fiscal year 2018.

For the 12-month period ending December 31, 2018, we recognized licensing revenue of $215,000 compared to $150,000 for the 12-month period ending December 31, 2017, representing an increase of $65,000 or 43.3%. The increase in licensing revenue is attributable to our established licensing agreements.

45

Cost of Revenue

Cost of revenue was $5,239 for the 12-month period ending December 31, 2018 compared to $9,794 for the 12-month period ending December 31, 2017, representing a decrease of $4,555 or 46.5%. The decrease is attributable to the corresponding decrease in digital marketing revenue.

Operating Expenses

Compensation expense decreased $216,116 or 59.8% to $21,027 for the 12-month period ending December 31, 2018 from $52,336 for the 12-month period ending December 31, 2017. The decrease is primarily attributable to eliminating our sales and marketing staff and related expenses.

Consulting expense increased by $45,483 or 106.6% to $88,083 for the 12-month period ending December 31, 2018 from $42,600 for the 12-month period ending December 31, 2017. The increase is primarily attributable to utilizing more consultants to offset the elimination of our sales and marketing staff and related expenses. During the current period, we granted 1,100,000 shares of common stock for consulting services for total non-cash expense of $100,000.

Professional fees increased by $250,022 or 264.7% to $344,474 for the 12-month period ending December 31, 2018 from $94,452 for the 12-month period ending December 31, 2017. Professional fees consist mostly of costs for accounting, audit, investor relations, executives’ services, and legal services. The increase is primarily attributable to an increase in accounting and audit fees, executive professional costs, and investor relations fees.

During the 12-month period ending December 31, 2018, we recognized $3,629,801 of non-cash stock-based compensation expense for warrants that became exercisable during the period compared to $1,005,000 that became exercisable for the 12-month period ending December 31, 2018.

General and administrative expense increased by $480,729, or 331.2% to $629,567 for the 12-month period ending December 31, 2018 from $146,006 for the 12-month period ending December 31, 2017. The increase is primarily attributable to an increase in computer and internet expense, advertising and promotion, tradeshow fees, roadshow travel costs, investor relations expenses, and other general expenses to ramp up business operations.

Other expense

During the 12-month period ended December 31, 2018, there were no such expenses.

Net Loss

Our net loss for the for the 12-month period ending December 31, 2018 was $4,851,218 compared to net loss of $2,088,881 for the 12-month period ending December 31, 2017; a net decrease of 2,546,985 or 121.9% The increase in net loss is a direct result of non-cash stock-based compensation expenses and an increase in operating expenses, which offset the increase in revenue for the year.

Results of Operations for the 3-month periods ended December 31, 2018 and 2017

46

The following is a comparison of the results of our operations for the 3-months ended December 31, 2018 and 2017.

	For the 3-Month Ended
	December 31, 2018	December 31, 2017 Restated	$ Change
Revenues:
Digital Marketing	$-	$-	$-
Advertising	-	10,488	(10,488)
Licensing Revenue – related party	-	67,600	(67,600)
Total Revenue	-	78,088	(78,088)
Cost of goods sold	1,282	924	358
Gross Margin	(1,282)	77,164	(78,446)

Operating Expenses:
Compensation	38,494	9,519	28,975
Officer stock compensation	-	725,000	(725,000)
Consulting – related parties	38,400	47,100	(8,700)
Professional Fees	109,610	25,788	83,822
Stock based compensation – warrants	1,180,001	142,000	1,038,001
General and administrative	226,196	69,928	156,268
Total operating expenses	1,592,701	1,019,335	573,366

Loss from operations	(1,593,983)	(942,171)	(651,812)

Other expense
Income tax provision	-	-	-
Total other expense	-	-	-

Net loss	$(1,593,983)	$(942,171)	$(651,812)

Revenues

For the 3-month period ending December 31, 2018, we recognized revenue from digital marketing of $0 compared to $10,488 of revenue for the 3-month period ending December 31, 2018. During the current period we had no revenue from digital marketing with no credit memos to our customers. The decrease in digital marketing revenue is primarily attributable to eliminating our sales and marketing staff.

For the 3-month period ending December 31, 2018, we recognized licensing revenue of $0 compared to $67,600 for the 3-month period ending December 31, 2017, representing a 100% decrease. No new licenses were generated in the last quarter of 2018.

47

Cost of Revenue

Cost of revenue was $1,282 for the 3-month period ending December 31, 2018 compared to $924 for the 3-month period ending December 31, 2018, representing an increase of $358 or 38.7%. The $358 increase is primarily attributable to an increase in Amazon Cloud AWS expenses.

Operating Expenses

Compensation expense increased $28,975 or 304.4% to $38,494 for the 3-month period ending December 31, 2018 from $9,519 for the 3-month period ending December 31, 2018. The $38,494 increase is primarily attributable to new hires at MjLink.

Consulting expense decreased from $8,700 or 18.5% to $38,400 for the 3-month period ending December 31, 2018 from $47,100 for the 3-month period ending December 31, 2017. The $8,700 decrease is primarily attributable to the reducing need of consultants.

Professional fees increased by $83,822 or 325.0% to $109,610 for the 3-month period ending December 31, 2018 from $25,788 for the 3-month period ending December 31, 2017. The $83,822 increase is primarily attributable to Executive Professional fees and Investor Relations fees. Professional fees consist mostly of costs for accounting, audit and legal services.

During the 3-month period ending December 31, 2018, we recognized an increase of $1,180,001 or 731% for non-cash stock-based compensation expense for warrants compared to $142,000 that became exercisable for the 3-month period ending December 31, 2017.

General and administrative expense increased by $156,268, or 223.5% to $226,196 for the 3-month period ending December 31, 2018 from $69,928 for the 3-month period ending December 31, 2017. The increase is primarily attributable to tradeshow fees, roadshow travel costs, and related investor relations expenses.

Other expense

During the three months ended December 31, 2018 there was no such expenses.

Net Loss

Our net loss for the for the 3-month period ending December 31, 2018 was $1,593,984 compared to a net loss of $942,171 for the 3-month period ending December 31, 2017. The $573,366 or 69.2% increase in net loss is a direct result of non-cash stock-based compensation expenses and an increase in operating expenses with zero additional revenue.

Income Tax

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% plus the Colorado income tax rate of 4.63% - combined rate of 25.63% - is being used due to the new tax law recently enacted.

48

Net deferred tax assets consist of the following components as of December 31:

	2018	2017
Deferred Tax Assets:
NOL Carryover	$31,000	$493,000
Deferred tax liabilities:
Less valuation allowance	(31,000)	(493,000)
Net deferred tax assets	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to tax-effected income from continuing operations for the period ended December 31, due to the following:

	2018	2017
Book loss	$(1,188,200)	$(535,400)
Meals and entertainment	300	300
Warrant expense	930,300	771,400
Stock based compensation	288,600	256,700
Valuation allowance	(31,000)	(493,000)
	$-	$-

At December 31, 2018, the we had net operating loss carry forwards of approximately $0 that may be offset against future taxable income from the year 2018 to 2036. No tax benefit has been reported in the December 31, 2018 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2012.

Liquidity and Capital Resources

The following is a summary of our cash flows from operating, investing and financing activities for the years ended December 31, 2018 and 2017.

	For the Year Ended
	December 31, 2018	December 31, 2017
Cash used in operating activities	$(4,459,626)	$(214,489)
Cash used in investing activities	-	-
Cash provided by financing activities	4,601,001	260,900
Increase in cash	$141,330	46,411

49

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the 12-month period ending December 31, 2018, net cash flows used in operating activities was $4,459,626 compared to $214,489 for the 12-month period ending December 31, 2018, primarily due to ramping up our business activities in 2018.

Cash Flows from Investing Activities

None. No fixed assets were purchased in 2018.

Cash Flows from Financing Activities

For the 12-month period ending December 31, 2018, net cash flows used in financing activities was $4,601,001 compared to $260,900 for the 12-month period ended December 31, 2017.

Our cash provided by financing activities in 2018 resulted entirely from proceeds from the sale of common stock shares and warrants.

We are in the early stages of our business. We are required to fund growth from financing activities, and we intend to rely on a combination of equity and debt financings. Due to market conditions and the early stage of our operations, there is significant risk that we will be unable to raise such financings at all, or on terms that are not overly dilutive to our existing stockholders. We can offer no assurance that we will be able to raise such funds.

Off-Balance sheet arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the year ended December 31, 2018 or 2017.

Accounts Receivable

Revenues that have been recognized but not yet received are recorded as accounts receivable. Losses on receivables will be recognized when it is more likely than not that a receivable will not be collected. An allowance for estimated uncollectible amounts will be recognized to reduce the amount of receivables to its net realizable value when considered necessary. Any allowance for uncollectible amounts is evaluated quarterly.

50

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2018.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis as of December 31, 2018 and 2017.

Revenue recognition

The Company follows paragraph 605-15-25 of the FASB Accounting Standards Codification for revenue recognition when the right of return exists. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) The seller’s price to the buyer is substantially fixed or determinable at the date of sale, (ii) The buyer has paid the seller, or the buyer is obligated to pay the seller and the obligation is not contingent on resale of the product. If the buyer does not pay at time of sale and the buyer’s obligation to pay is contractually or implicitly excused until the buyer resells the product, then this condition is not met., (iii) The buyer’s obligation to the seller would not be changed in the event of theft or physical destruction or damage of the product, (iv) The buyer acquiring the product for resale has economic substance apart from that provided by the seller. This condition relates primarily to buyers that exist on paper, that is, buyers that have little or no physical facilities or employees. It prevents entities from recognizing sales revenue on transactions with parties that the sellers have established primarily for the purpose of recognizing such sales revenue, (v) The seller does not have significant obligations for future performance to directly bring about resale of the product by the buyer, and (vi) The amount of future returns can be reasonably estimated.

The Company generates revenues through three primary sources: 1) licensing agreements from which the Company receives an annual license fee or a percentage of net profits; 2) online advertising with priced based on the CPC (cost per click) and CPM (cost per 1000 ad impressions); and 3) premium monthly digital marketing subscriptions, which provide business director and online review management for monthly subscriptions.

51

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

On December 22, 2018, the Tax Cuts and Jobs Act (TCJA) was signed into law by the President of the United States. TCJA is a tax reform act that among other things, reduced corporate tax rates to 21 percent effective January 1, 2018. FASB ASC 740, Income Taxes, requires deferred tax assets and liabilities to be adjusted for the effect of a change in tax laws or rates in the year of enactment, which is the year in which the change was signed into law. Accordingly, the Company adjusted its deferred tax assets and liabilities at December 31,2018, using the new corporate tax rate of 21 percent. See Note 7.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based Compensation

We account for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

We account for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Basic and Diluted Earnings Per Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

52

As of December 31, 2018, and 2017, the Company had 16,300,020 and 6,400,000 potentially dilutive shares; however, the diluted loss per share is the same as the basic loss per share for the years ended December 31, 2018 and 2017, as the inclusion of any potential shares would have had an antidilutive effect due to our loss from operations.

Recently issued accounting pronouncements

In January 2018, the FASB issued ASU 2018-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2018 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company has evaluating the impact of this accounting standard update and noted that it has had no material impact.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In May 2014, August 2015, April 2016 and May 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09 (ASC Topic 606), Revenue from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016- from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016-10 (ASC Topic 10 (ASC Topic 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statements users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. Early adoption is permitted for annual periods beginning after December 15, 2016. The Company is in the process of assessing the impact, if any, on its financial statements.

53

In January 2017, the FASB issued Accounting Standards Update No. 2017-01 (ASU 2017-01) “Business Combinations (Topic 805): Clarifying the Definition of a Business.” ASU 2017-01 provides guidance to evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. If substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single asset or a group of similar assets, the assets acquired (or disposed of) are not considered a business. We adopted ASU 2017-01 as of January 1, 2017 on a prospective basis and there was no material impact to our consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Stock Warrants

During the year ended December 31, 2018, 2017, and 2016 we granted zero, 9,900,020, and 6,400,000 warrants, respectively, to various third parties for services. Each warrant entitles the holder to one common stock share at an exercise price of five cents. The term of the warrants is 5 years from the initial exercise date. The warrants will be expensed as they become exercisable beginning January 1, 2018 through September 1, 2019. During the twelve months ended December 31, 2018, 10,100,020 of the warrants vested. The aggregate fair value of the warrants totaled $3.629,801 based on the Black-Scholes-Merton pricing model using the following estimates: exercise price of $0.05, stock prices ranging from $0.13 to $0.65, risk free rates ranging from 1.77% - 2.72%, volatility ranging from 423% to 467%, and expected life of the warrants of 5 years.

A summary of the status of the outstanding stock warrants and changes during the periods is presented below:

	Shares available to purchase with warrants	Weighted Average Price		Weighted Average Fair Value
Outstanding, December 31, 2016	6,400,000		$0.05	$-
Issued	9,900,020		$0.05	$-
Exercised	-		$-	$-
Expired	-		$-	$-
Outstanding, December 31, 2017	16,300,020		$0.05	$-

Exercisable, December 31, 2017	8,100,000		$0.05	$0.20
Issued	-	$		$-
Exercised	-		$-	$-
Expired	-	$		$-
Outstanding, December 31, 2018	16,300,020		$.05	$-

Exercisable, December 31, 2018	15,200,020		$.05	$.27

Range of Exercise Prices	Number Outstanding 12/31/2018	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.05	16,300,020	3.98 years	$0.05

54

Concentrations

During the year ended December 31, 2018, the Company had a single vendor that accounted for 15.3% of all expenses, and 41.4% of all expenses in the same period in the prior year.

Recently Issued Accounting Pronouncements

See Note 2 of the financial statements for a discussion of recent accounting pronouncements.

Notes Payable

We have no notes payable arrangements to third parties.

Notes Payable – Related Parties

The Company has the following related parties notes payable as of December 31, 2018 and 2017:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2018	Balance at December 31, 2017

Note (1)	June 18, 2016	December 31, 2019	0.0%	$26,400	$0	$26,400
Note (2)	September 1, 2016	December 31, 2018	0.0%	$53,000	$0	$53,000
Total notes payable – related parties, net					$0	$79,400

(1)	On July 18, 2016, we executed a Note Payable with Andrew Rodosevich, our then-Chief Financial Officer, for $26,400 to pay for public company expenses. The note is unsecured, non-interest bearing and due December 31, 2019.

(2)	On September 1, 2016, we executed a Note Payable with Like RE, Inc. for $53,000. Kenneth Tapp, our Chief Executive Officer also an officer with Like RE, Inc. The note is unsecured, non-interest bearing and due December 31, 2018.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are not required to provide the information under this item.

55

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed

Kenneth S. Tapp	Chairman, Chief Executive Officer, & Chief Technology Officer	49	June 6, 2016
Mark DiSiena	Chief Financial Officer & Chief Accounting Officer	53	November 1, 2018
D. Scott Karnedy	Former Chief Operating Officer and Board Member	56	August 1, 2018
Leslie Bocskor	Board Member	54	August 1, 2018
Kenneth Granville	Board Member	58	August 1, 2018
Vincent Keber	Board Member	49	August 1, 2018
Andrew Rodoevich	Former-Chief Financial Officer and former-Board Member	31	June 6, 2016
George Jage	Chief Operating Officer and Board Member	48	May 10, 2019

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Kenneth S. Tapp, Chairman of the Board, Chief Executive Officer, Chief Technology Officer

Kenneth Shawn Tapp has served as our Chief Executive Officer, Chief Technology Officer and Chairman since June 6, 2016. In addition to his responsibilities as our CEO, Mr. Tapp oversees the ongoing development, data architecture and cloud security of our social network platform. Mr. Tapp has served as an officer of Internet companies since 1999, including from January 2013 to June 2016, as Chief Operating Officer of Life Marketing, Inc., the forerunner of the then private company, Social Life Network, Inc. Mr. Tapp, from January of 2000 to August of 2009, was the founder, Chief Executive Officer and Chief Technology Officer of Cherry Creek Internet Group, a SaaS company, and the Co-founder and Chief Executive Officer of CCMG, a digital advertising company. In August of 2009, Mr. Tapp merged the two companies and sold them to BRIMS-RES Australia, Pty Ltd., a real estate SaaS company headquartered in Brisbane Australia. Mr. Tapp was the Vice President of Move.com, the parent company of Realtor.com, from January 1996 through their IPO in August 1999, and left Move.com in January of 2000.

56

Mark DiSiena, Chief Financial Officer & Chief Accounting Officer

Mark DiSiena joined the executive team on August 1, 2018 and effective November 1, 2018 was appointed as our Chief Financial Officer and Chief Accounting Officer. Prior joining Social Life Network, Mr. DiSiena was a consultant at Cresset Advisors from January 2016 to October 2018. Previously, Mr. DiSiena served in related leadership roles, including: Chief Financial Officer of Cherokee, Inc (NASDAQ: CHKE) from November 2010 to March 2013; and Chief Financial Officer at 4Medica, a privately-held software company, between March 2004 to November 2008. He was an Account Executive at Oracle-NetSuite from January 2014 to December 2015. Mr. DiSiena has held senior management positions at LVMH from 1999 to 2000 and at Lucent Technologies from 1995 to 1999. Mr. DiSiena, has consulted at various companies, notably: Cetera Financial Group, Countrywide Bank, American Apparel, Dreamworks, Paramount Pictures, and HauteLook. He began his career as an auditor at Coopers & Lybrand, from 1988 to 1990. Mr. DiSiena holds a B.S. in Accounting with honors from New York University, a J.D. from Vanderbilt University, and an M.B.A. from Stanford University; and is both an attorney and a CPA.

D. Scott Karnedy, Former Chief Operating Officer and Former Board Member

D. Scott Karnedy has been our Chief Operating Officer since October 12, 2017 and was appointed our Director on August 1, 2018. He resigned as our Chief Operating Officer/Director on May 10, 2019. Mr. Karnedy has served as an officer or Vice President of sales and marketing for digital media and Internet companies since 1998, including: Vice President of Sales of AOL from June of 2001 to December of 2003; Senior Vice President of Sales and Marketing of SiriusXM, from September of 2003 to October of 2008; Chief Revenue Officer of Technicolor, a Digital Film company from November of 2008 to February of 2012; Chief Revenue Officer of Indiewire Snag Films, a film production company, from February of 2012 to August of 2014; and Senior Vice President of Global Sales of Myspace from January of 2014 to August of 2014. Mr. Karnedy has served as the founder and Chief Executive Officer of Valhalla Advisors, a Revenue Acceleration Company consultant for digital media companies from October of 2014 to October of 2017.

Lesli Bocskor, Board Member

Leslie Bockskor has been our Director since August 1, 2018. Leslie Bocskor is the President and Founder of Electrum Partners. Electrum Partners is known as a pioneer in the cannabis industry as a global cannabis business advisory and services firm. He is also the Vice Chairman of GB Science, Inc., one of the leading publicly traded life science companies in the legal cannabis industry. Mr. Bocskor was one of the first investment bankers to focus exclusively on the internet and new media in the mid to late seventies. Mr. Bocskor has extensive experience working in cannabis space, even being dubbed the “Warren Buffet of Cannabis” on CNBC.

Kenneth Granville, Board Member

Kenneth Granville has been our Director since August 1, 2018. Kenneth Granville is the Cofounder and CEO of MindAptiv. established in 2011, which enables machines to adapt to humans through semantic intelligence, the next generation of machine learning that translates human meanings for generating functional code on-the-fly. He has also held various operations and engineering positions at the USAF, Lockeed Martin and then L-3 Communications from 1980 to 1992, 1992 to 2003 and 2003 through 2008 respectively. Mr. Granville has an extensive knowledge background in signal intelligence, cyber security, systems networking, enterprise architecture, computing platforms, as well as artificial and semantic intelligence.

Vincent (Tripp) Keber III, Board Member

Vincent (Tripp) Keber has been our Director since August 1, 2018. Vincent Tripp Keber is widely considered one of the most prominent and well-known business leaders in the cannabis industry. Additionally, Mr. Keber is recognized as a branding expert in the adult use and medical cannabis spaces. He is the co-founder and former CEO of Dixie Brands, Inc. (DIXI-U.CN), a cannabis centric branding company, known worldwide for its namesake cannabis-infused beverages, Dixie Elixirs, Aceso and Therabis, Dixie’s human and pet CBD wellness brand platforms respectively, as well as hundreds of other cannabis products. Mr. Keber has served as a Director for several cannabis industry organizations, including the National Cannabis Industry Association, the Marijuana Policy Project, and the National Association of Cannabis Businesses. He has also held many senior and C-level positions in realty, communications and other industries.

57

Andrew Rodosevich, Former Chief Financial Officer and former Board Member

Andrew Rodosevich served as our Chief Financial Officer/Director from June 6, 2016 to July 31, 2018, at which time he resigned as our CFO/Director. From January 2013 to June 2016, he was the Chief Financial Officer of Life Marketing, Inc., the forerunner of the then private company, Social Life Network, Inc. Andrew Rodosevich was the Chief Executive Officer and founder of Elevated Medical, a licensed medical cannabis dispensary company in Colorado, from October 2009 to January of 2011.

George Jage, Chief Operating Officer/Board Member

George Jage has been our Chief Operating Officer/Board Member since May 10, 2019, George Jage has been the President of MjLink.com,Inc., our wholly owned subsidiary, since January 2, 2019. George Jage has more than 25 years of experience as an owner, founder, and fast-growth specialist in the publishing, events, and media industries. He has received awards and recognitions including Gourmet News Top 20 under 40 (2006); InBusiness magazine’s Nevada Entrepreneur Award (2008); UNLV Jerry Valen Award of Distinction (2010); Tradeshow Executive’s Tradeshow Elite (2013) and was featured on the cover of Tradeshow Executive in May 2017. He served on the Board of Directors for the Society of Independent Show Organizers (SISO) from 2009 through 2014 and chaired the SISO Executive Conference in 2010, 2011, and 2013.

George Jage built, owned and operated two business media companies with successful exits with the Off-Price Specialist Show and World Tea Media from 1993 through 2012. World Tea Media included World Tea Expo, World Tea East, North American Tea Championship, World Tea News, and World Tea Academy. World Tea Expo was named as a Fastest 50 growing events by Tradeshow Week in 2006, 2008, and 2009.

In 2014, George Jage joined an emerging start-up publisher in the hyper-competitive cannabis markets as President of Marijuana Business Daily. In 3 years, he grew the businesses revenue, profitability and its flagship event, Marijuana Business Conference and Expo, which was named the fastest-growing Tradeshow in the entire U.S. in 2015 and the fastest-growing Semiannual Tradeshow in the U.S. in 2016 by Tradeshow Executive Magazine. The Company was named as #304 to Inc.’s 500 fastest growing company list in 2016.

In mid-2017, George Jage joined Dope Media as the Chief Executive Officer at the bequest of the investors to recapitalize the business from Dope’s early fast-growth trajectory. Within 6 months, George secured 3 parties to tender offers for the acquisition of the business, and following the completion of a PCAOB-compliance audit, sold the assets of Dope Media to Trans High Corporations (High Times) in October 2018.

Family Relationships

There are no family relationships between any director or executive officer of our company.

Significant Employees

We do not currently have any significant employees other than our executive officers.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)	any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)	being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)	being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

58

(g)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of the outstanding Shares to file reports of ownership and changes in ownership concerning their Shares with the SEC and to furnish us with copies of all Section 16(a) forms they file. We are required to disclose delinquent filings of reports by such persons.

Based solely on the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were met for the year ended December 31, 2018.

Code of Ethics

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

Committees of Board of Directors

Audit

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors. Management is responsible for establishing and maintaining adequate internal control over our financial reporting. Our internal control over financial reporting was not subject to attestation by our independent registered public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this annual report.

Governance

We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

59

Other Board Committees

We have no committees of our board of directors.

Corporate Governance

General

Our board of directors believes that good corporate governance improves corporate performance and benefits all stockholders. Canadian National Policy 58-201 Corporate Governance Guidelines provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Company. In addition, Canadian National Instrument 58-101 Disclosure of Corporate Governance Practices prescribes certain disclosure by our company of its corporate governance practices. This disclosure is presented below.

Orientation and Continuing Education

We have an informal process to orient and educate new recruits to the board regarding their role on the board, our committees and our directors, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member. This information includes the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements.

The board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his obligations as director.

Ethical Business Conduct

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act of 1933, as amended, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

We have found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the board of directors in which the director has an interest have been sufficient to ensure that the board of directors operates in the best interests of our company.

Nomination of Directors

As of May 2, 2019, we had not affected any material changes to the procedures by which our stockholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If stockholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this annual report.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

60

Other Board Committees

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors

We have no committees of our board of directors. We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request to the address appearing on the first page of this annual report.

Assessments

The board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company’s major needs. However, due to our stage of development and our need to deal with other urgent priorities, the board has not yet implemented such a process of assessment.

Director Independence

We are not currently listed on the Nasdaq Stock Market, which requires independent directors. In evaluating the independence of our members and the composition of the committees of our board of directors, we utilize the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

According to the Nasdaq definition, we believe Kenneth Granville is an independent director because he is not an officer of our company and not a beneficial owner of a material amount of shares of our common stock and has not received compensation from us in excess of the relevant limits. We have determined that Kenneth Tapp and D. Scott Karnedy are not independent due to the fact that they are our employees and determined that Leslie Bocskor and Vincent (Tripp) Keber are not independent because they receive compensation directly or indirectly from us for consulting services.

Our board of directors expects to continue to evaluate its independence standards and whether and to what extent the composition of our board of directors and its committees meets those standards. We ultimately intend to appoint such persons to our board and committees of our board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated under the Securities Act of 1933, as amended.

61

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2018;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2018; and

who we will collectively refer to as the named executive officers, for all services rendered in all capacities to our company and subsidiaries for the years ended December 31, 2018 and December 31, 2017 are set out in the following summary compensation table:

Summary Compensation Table
Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Tapp (1)	2018	(5)	-	-	-	-	-	-	-	-
Chairman, Chief Executive Officer, and Chief Technology Office	2017	(6)	-	-	-	-	-	-	-	-
Mark DiSiena (2)	2018	(5)	26,500	-	-	-	-	-	-	26,500
Chief Financial Officer	2017	(6)		-	-	-	-	-	-	-
Andrew Rodosevich (3)	2018	(5)	-	-	-	-	-	-	-	-
Chief Financial Officer/Director	2017	(6)	-	-	-	-	-	-	-	-
D. Scott Karnedy (4)	2018	(5)	60,000	-	75,000	-	-	-	-	135,000
Former- Chief Operating Officer/Director	2017	(6)	-	-	75,000	-	-	-	-	75,000
George Jage	2018		-	-	-	-	-	-	-	-
Chief Operating Officer/ Director	2017		-	-	-	-	-	-	-	-

(1)	Mr. Tapp was appointed as Chief Executive Officer, Chief Technology Officer, and Chairman since June 6, 2016. And was Chief Financial Officer from August 1, 2018 thru October 31, 2018.

(2)	Mr. DiSiena was appointed as Chief Financial Officer on November 1, 2018, after being our consult from August 1, 2018 through October 31, 2018.

(3)	Mr. Rodosevich was appointed as Chief Financial Officer since June 6, 2016, which he resigned from that position effective July 31, 2018.

(4)	Mr. Karnedy became our Chief Operating Officer in October 2017 and was appointed a director of our Company on August 1, 2018; he resigned as our Chief Operating Officer/Director on May 10, 2019.

(5)	Year ended December 31, 2017.

(6)	Year ended December 31, 2018.

(7)	George Jage was appointed as our Chief Operating Officer on May 10, 2019. For fiscal year ending 2019, Mr. Jage is expected to earn $180,000 of executive compensation and $1,500 per month for healthcare benefits.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

62

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than the employment agreement with Mr. DiSiena and Mr. Karnedy, we have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Compensation of Directors

The table below shows the compensation of our directors who were not our named executive officers for the fiscal year ended December 31, 2018:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Leslie Bocskor(1) (2)	25,000	360,000	-	-	-	-	385,000
Kenneth Granville(1)	-	-	-	-	-	-	-
Vincent (Tripp) Keber(1)	80,000	450,000	-	-	-	-	530,000
George Jage (3)	-	-	-	-	-	-	-

(1)	Mr. Bocskor, Mr. Granville, and Mr. Keber were all appointed as our directors of our company on August 1, 2018.

(2)	We granted 3,000,000 shares of common stock to Electrum Partners, LLC for their professional services. Our Director, Mr. Bocksor is the President/Founder of Electrum Partners; his firm received $25,000 in consulting fees for fiscal year 2018.

(3)	George Jage was appointed as our Chief Operating Officer on May 10, 2019. For fiscal year ending 2019, Mr. Jage is expected to earn $180,000 of executive compensation and $1,500 per month for healthcare benefits.

Golden Parachute Compensation

For a description of the terms of any agreement or understanding, whether written or unwritten, between our company and any officer or director concerning any type of compensation, whether present, deferred or contingent, that will be based on or otherwise will relate to an acquisition, merger, consolidation, sale or other type of disposition of all or substantially all assets of our company, see above under the heading “Compensation Discussion and Analysis”.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of May 13, 2019 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our current directors, our named executive officers and by our current executive officers and directors as a group.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)
LVC Consulting, LLC c/o Kenneth Tapp 8100 E. Union Ave., Suite 1809 Denver, Colorado 80237	Common Stock	59,736,667	(3)	47.0
Rodosevich Investments, LLC c/o Andrew Rodosevich 8100 E. Union Ave., Suite 1809 Denver, Colorado 80237	Common Stock	14,736,667	(4)	11.6
Somerset Private Fund, Ltd. 387 Corona Street, Suite 55 Denver, CO 80218	Common Stock	13,320,000	(5)	10.4
Electrum Partners c/o Leslie Bocskor 3571 E Sunset Road, Suite 300 Las Vegas, NV 89120	Common Stock	3,000,000	(6)	2.4
Vincent “Tripp” Keber III c/o 8100 E. Union Ave., Suite 1809 Denver, Colorado 80237	Common Stock	2,000,000	(7)	1.6
D. Scott Karnedy
c/o 8100 E. Union Ave., Suite 1809
Denver, Colorado 80237	Common Stock	1,000,000	(8)	0.8
Mark DiSiena
c/o 8100 E. Union Ave., Suite 1809
Denver, Colorado 80237	Common Stock	1,000,000	(9)	0.8
George Jage
c/o 8100 E. Union Ave., Suite 1809
Denver, Colorado 80237	Common Stock		(10)	0.0

All executive officers and directors as a group (7 persons)	Common Stock	94,793,334		74.5

(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Percentage of common stock is based on 127,190,672 shares of our common stock issued and outstanding as of May 13, 2019

64

(3)	Mr. Tapp was appointed as Chief Executive Officer, Chief Technology Officer, and Chairman on June 6, 2016. He was Chief Financial Officer from August 1, 2018 thru October 31, 2018.

(4)	Mr. Rodosevich was appointed as Chief Financial Officer since June 6, 2016, which he resigned from that position effective July 31, 2018.

(5)	Somerset Private Fund, Ltd. (“Somerset”) is registered in the state of Colorado. There are 6 limited partners of Somerset. Robert Stevens, Somerset’s President holds a 90% interest in Somerset. Somerset’s Board of Directors has sole dispositive and transfer power over the shares. Robert Stevens was appointed as the receiver in 2014 when we were placed into Receivership in Nevada’s 8th Judicial District (White Tiger Partners, LLC et al v. Sew Cal Logo, Inc.et al, Case No A-14-697251-C) (Dept. No.: XIII).

(6)	We granted 3,000,000 shares of common stock to Electrum Partners for their professional services. Our Director, Mr. Bocskor is the President/Founder of Electrum Partners; and he has been a Director since August 1, 2018.

(7)	Mr. Keber has been a Director since August 1, 2018

(8)	Mr. Karnedy became our Chief Operating Officer in October 2017 and was appointed a director of our Company on August 1, 2018; Mr. Karnedy resigned as our Chief Operating Officer/Director on May 10, 2019.

(9)	Mr. DiSiena was appointed as Chief Financial Officer on November 1, 2018, after being our consulting from August 1, 2018 through October 31, 2018.

(10)	George Jage was appointed as our Chief Operating Officer on May 10, 2019. For fiscal year ending 2019, Mr. Jage is expected to earn $180,000 of executive compensation and $1,500 per month for healthcare benefits.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, there has been no transaction, since January 1, 2019, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets at December 31, 2018, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company;

(b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;

(c)	any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On January 3, 2019, we completed an employment agreement with George Jage, President of MjLink, providing that effective on the 91st day after the start date of the agreement (the “Grant Date”) and subject to the approval of our Board of Directors, George Jage will be granted the equivalent in shares to equal 2.5% of the outstanding shares of MjLink that will vest on a monthly basis after 90 days of employment in equal parts in months 4 through 12. Additionally, the employment agreement provides George Jage with the opportunity to earn an additional 2.5% of MjLink’s equity during the first year of this employment contract based on performance goals met. All stock issuances to Mr. Jage are subject to applicable holdings periods and volume limitations under Securities Act Rule 144. If Mr. Jage resigns as MjLink’s President during the first 24 months of the employment agreement, all stock previously issued to him are required to be returned to MjLink’s treasury.

65

On February 6, 2019, we authorized an additional 500,000 restricted common stock shares to Mark DiSiena, our Chief Financial Officer valued at $50,000. The shares were issued during the three months ended March 31, 2019.

We have software license agreements with Real Estate Social Network, Inc. and Sports Social Network, which provides that our licensees pay us a license fee of $125,000 per year or a period of two years and thereafter receive a 20% percentage of profits. Our Chief Executive Office, Kenneth Tapp owns 47.5% of our outstanding shares and is also the Chief Technology Officer of Real Estate Social Network and Sports Social Network and owns approximately 40% each of those entities through LVC Consulting, LLC, of which he is the only member. Our Chief Financial Officer, Andrew Rodosevich, owns 11.7% of our outstanding shares and is a Managing Member of Real Estate Social Network and Sports Social Network and owns approximately 10% of those entities through Rodosevich Investments, LLC, of which Andrew Rodosevich is the sole member. During our Fiscal Year 2018, our largest source of our revenues was $215,000 in social network platform licensing revenues, which constituted 97.5% of our total revenues, which were derived solely from the only 2 licensees we have agreements with, the Real Estate Social Network and Sports Social Network, which revenues are related party revenues.

Pricing for the license agreements were negotiated with the Chief Executive Officers of Real Estate Social Network and Sports Social Network using a “Royalty Flex-Rate” method per network end-user. Our Chief Executive Officer and prior-Chief Financial Officer represented us in the negotiations with Real Estate Social Network and Sports Social Network in our negotiations involving the license agreements.

This type of licensing is the standard when licensing intellectual property per users. The rates were determined by existing users in the Sports Social Network, and future predicted users in the Real Estate Social Network. We researched competing Social Network licensing platforms for pricing and features, and determined that the most similar to our Network Platform was SocialShared.com (https://www.socialshared.com/plans.html), which currently provides the United States Tennis Association with their own social network (Setteo.com) for $2.25 per month per end-user, a competitor to the Sports Social Network, Inc. website, RacketStar.com

Our related party revenue for Fiscal Year 2018 was $215,000 or 97.5% of gross revenue.

On October 19, 2018, we sold 3,000,000 shares of common stock to Electrum Partners, LLC for total cash proceeds of $360,000. Our Director, Leslie Bocksor is the President/Founder of Electrum Partners.

Our Directors, Leslie Bocskor and Vincent (Tripp) Keber, directly or indirectly, earned cash compensation of $25,000 and $80,000, respectively from us for their consulting services.

On June 6, 2016, we issued 59,736,667 common stock shares to LVC Consulting, LLC. The shares are valued at $0.15, the closing stock price on the date of grant, for total non-cash expense of $8,960,500. The Managing Member of LVC Consulting is our Chief Executive Officer, Kenneth Tapp.

On June 6, 2016, we issued 59,736,667 common stock shares to Rodosevich Investments, LLC. The shares are valued at $0.15, the closing stock price on the date of grant, for total non-cash expense of $8,960,500. 50,000 of these shares were returned to the Company on December 7, 2017. On December 14, we issued 5,000,000 restricted common stock shares to Rodosevich Investments, LLC. The shares are valued at $0.13, the closing stock price on the date of grant, for total non-cash expense of $650,000. The Managing Member of Rodosevich Investments is our prior-Chief Financial Officer, Andrew Rodosevich.

On July 18, 2016, we executed a Note Payable with Andrew Rodosevich, the Company’s CFO, for $26,400 to pay for public company expenses. The note is unsecured, non-interest bearing and due December 31, 2019. As of December 31, 2018, the balance is zero dollars due.

66

On September 1, 2016, we executed a Note Payable with Like RE, Inc. for $53,000. Kenneth Tapp, our Chief Executive Officer also an officer with Like RE, Inc. The note is unsecured, non-interest bearing and due December 31, 2018. As of December 31, 2018, the balance is zero dollars due.

See transactions with related parties in Notes 5 and 13 in the accompanying financial statements included in this document.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering and assuming all 26,230,798 Shares being registered are purchased by the Selling Stockholders, we may have outstanding an aggregate of up to 153,421,470 issued and outstanding. Of these shares, 26,230,798 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 and or Section 4(a)(1). As a result of these provisions of Rules 144, additional shares will be available for sale in the public market as follows:

● no restricted shares will be eligible for immediate sale on the date of this prospectus; and

● the remainder of the restricted shares will be eligible for sale from time to time pursuant to available exemptions, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Social Life Network, Inc. at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on an OTC market at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules.

These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company had no changes in, and no disagreements with the Company’s accountants on accounting and financial disclosure.

67

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Social Life Network, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Social Life Network, Inc. (the “Company”) as of December 31, 2018 and 2017, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2017.

Lakewood, CO

March 15, 2019

F-1

SOCIAL LIFE NETWORK, INC.
BALANCE SHEETS

	December 31, 2018	December 31, 2017 Restated
ASSETS
Current Assets:
Cash	$195,051	$53,722
Accounts receivable	2,096	71,394
Prepaid rent	3,144	10,084
Total Assets	$200,291	$135,200

LIABILITIES AND STOCKHOLERS’ EQUITY (DEFICIT)
Current Liabilities:
Other payables and accruals	$-	$-
Total Current Liabilities	-	-
Loans payable – related party	-	80,800
Total Liabilities	-	80,800

Stockholders’ Equity (Deficit):
Common Stock par value $0.001 500,000,000 shares authorized, 117,817,319 and 95,393,976 shares issued, respectively	117,817	95,394
Additional paid in capital	27,763,019	22,186,186
Common stock to be issued	25,000	842,500
Accumulated deficit	(27,705,545)	(23,069,680)
Total Stockholders’ Equity (Deficit)	200,291	54,400
Total Liabilities and Stockholders’ Equity	$200,291	$135,200

The accompanying notes are an integral part of these financial statements.

F-2

SOCIAL LIFE NETWORK, INC. STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31, 2018	December 31, 2017 Restated

Revenues:
Digital Marketing	$-	$59,380
Advertising	5,592	-
Licensing Revenue – related party	215,000	150,000
Total Revenue	220,592	209,380
Cost of goods sold	5,239	9,794
Gross Margin	215,353	199,586

Operating Expenses:
Compensation	59,293	275,409
Officer stock compensation	100,000	725,000
Consulting – related parties	88,083	42,600
Professional Fees	344,474	94,452
Stock based compensation - warrants	3,629,801	1,005,000
General and administrative	629,567	146,006
Total operating expenses	4,851,218	2,288,467

Loss from operations	(4,635,865)	(2,088,881)

Other expense
Income tax provision	-	-
Total other expense	-	-

Net loss	$(4,635,865)	$(2,088,881)

Loss per Share: Basic & Diluted	(.04)	(.02)
Weighted Average Shares:
Basic	107,472,315	116,518,976
Diluted	123,772,335	132,818,996

The accompanying notes are an integral part of these financial statements.

F-3

SOCIAL LIFE NETWORK, INC. STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional Paid in	Common Stock to	Common Stock	Accumulated
	Shares	Amount	Shares	Amount	Capital	be Issued	Receivable	Deficit	Total
Balance, December 31, 2015	12,000,000	$12,000	420,642	$421	$7,351,257	$-	$-	$(7,387,803)	$(24,125)
Reverse Merger	(12,000,000)	(12,000)	-	-	(7,418,178)	-	-	7,363,678	(66,500)
Common stock issued for receivership	-	-	132,893,334	132,893	19,801,107	-	-	-	19,934,000
Common stock issued for debt	-	-	1,330,000	1,330	166,250	-	-	-	167,580
Common stock issued for services	-	-	3,000,000	3,000	237,000	560,000	-	-	800,000
Common stock sold for cash	-	-	-	-	-	25,000	-	-	25,000
Net Loss for the year ended December 31, 2016	-	-	-	-	-	-	-	(20,956,674)	(20,956,674)
Balance, December 31, 2016	-	-	137,643,976	137,644	20,137,436	585,000	-	(20,980,799)	(120,719)
Common stock issued for services	-	-	2,250,000	2,250	274,250		-	-	276,500
Common stock issued for services to officers	-	-	5,500,000	5,500	719,500	-	-	-	725,000
Common stock cancelled	-	-	(50,000,000)	(50,000)	50,000	-	-	-	-
Fair value of warrants issued	-	-	-	-	1,005,000	-	-	-	1,005,000
Common stock sold for cash	-	-	-	-	-	257,500	-	-	257,500
Net Loss for the year ended December 31, 2017	-	-	-	-	-	-	-	(2,156,480)	(2,156,480)
Balance, December 31, 2017	-	-	95,393,976	$95,394	22,186,186	$842,500	-	(23,137,279)	(13,199)
Common stock issued for services	-	-	11,123,334	11,123	1,476,331	-	-	-	1,487,454
Common stock issued for services to officers	-	-	3,000,000	3,000	432,000	-	-	-	435,000
Common stock cancelled	-	-	-	-	-	-	-	-	-
Fair value of warrants issued	-	-	-	-	2,624,801	-	-	-	2,624,801
Common stock sold for cash	-	-	8,300,009	8,300	1,043,701	(817,500)	-	-	234,501
Net Loss for the year ended December 31, 2018	-	-	-	-	-	-	-	(4,568,266)	(4,568,266)
Balance, December 31, 2018	-	$-	117,817,319	$117,817	$27,763,019	$25,000	$-	$(27,705,545)	$200,291

The accompanying notes are an integral part of these financial statements.

F-4

SOCIAL LIFE NETWORK, INC. STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017 Restated
Cash flow from operating activities:
Net Loss for the Year	$(4,635,865)	$(2,088,881)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	100,000	2,006,500
Loss on conversion	(43)	-
Changes in operating assets and liabilities:
Accounts receivable	69,299	(69,121)
Prepaids	6,940	(10,084)
Accounts payable	-	(52,903)
Net cash used operating activities	(4,459,669)	(214,489)

Cash flows used in investing activities:	-	-

Cash flows from (used in) financing activities:
Loans from related parties	-	1,400
Repayments of related party loans	(80,800)	(5,000)
Proceeds from the sale of warrants	3,629,800	-
Proceeds from the sale of common stock	1,051,999	264,500

Net cash provided by financing activities	4,600,999	260,900

Net increase (decrease) in cash	141,330	46,411
Cash at beginning of year	53,721	7,310
Cash at end of year	$195,051	$53,721
Supplemental Disclosures:
Cash paid during the year for:
Interest	$-	$-
Income taxes	$-	$-
Supplemental disclosure of non-cash activities:
Warrants issued for services	$2,624,801	$1,005,000

The accompanying notes are an integral part of these financial statements.

F-5

SOCIAL LIFE NETWORK, INC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018

1. DESCRIPTION OF BUSINESS

Organization

Social Life Network, Inc. (the “Company”) is a technology company that licenses its Social Life Network SaaS (Software as a Service) Internet Platform (hereafter referred to as the “Platform”) to niche industries for an annual license fee and/or a percentage of profits. The Platform is a cloud-based social network and eCommerce system that can be accessed by a web browser or mobile application that allows end-users to socially connect with one another and their customers to market and advertise their products and services. The Platform can be customized to suit virtually any international niche industry or sub-culture, such as hunting and fishing, tennis, real estate professionals, health and fitness, and charity causes. The Company also owns cannabis/hemp related websites which generates advertising revenue through MjLink.com, Inc (hereafter referred to as “MjLink”), a wholly-owned subsidiary of the Company, incorporated in Delaware on September 20, 2018, residing at 3464 S. Gaylord Court, Unit A509, Englewood, CO 80013.

The Company’s history began as C J Industries, Inc., incorporated in the State of California on August 30, 1985. On February 24, 2004, the Company merged with Calvert Corporation, a Nevada Corporation, changing its name to Sew Cal Logo, Inc., and moving its domicile to Nevada.

In June 2014, the Company was placed into receivership in Nevada’s 8th Judicial District (White Tiger Partners, LLC et al v. Sew Cal Logo, Inc.et al, Case No A-14-697251-C) (Dept. No.: XIII).

In June 2014, the Company was placed into receivership in Nevada’s 8th Judicial District (White Tiger Partners, LLC et al v. Sew Cal Logo, Inc.et al, Case No A-14-697251-C) (Dept. No.: XIII) (the “Receivership”).

On January 29, 2016, the Company, as the seller (the “Seller”), completed a business combination/merger agreement (the “Agreement”) with the buyer, Life Marketing, Inc., a Colorado corporation (the “Buyer”), its subsidiaries and holdings and all of the Buyer’s securities holders. The Company acted through Robert Stevens, the court-appointed receiver and White Tiger Partners, LLC, the Company’s judgment creditor. The Agreement provided that the then current owners of the private company, Life Marketing, Inc., become the majority shareholders pursuant to which an aggregate of 119,473,334 common stock shares were issued to the Company’s officers, composed of 59,736,667 shares each to the Company’s Chief Executive Officer, Kenneth Tapp, and Andrew Rodosevich, the Company’s then-Chief Financial Officer. Pursuant to the terms of the Agreement and related corporate actions in the Company’s domicile, Nevada:

●	The Company cancelled all previously created preferred class of stock;

●	The Company delivered newly issued, common stock shares equivalent to approximately 89.5% of its outstanding shares as a control block in exchange for 100% of the Buyer’s outstanding shares;

●	The court appointed receiver sold its judgment to the Buyer and the Seller agreed to pay the receiver $30,000 and the equivalent of 9.99% of the outstanding stock post-merger of the newly issued unregistered exempt shares.

●	The Company’s then officers and directors were terminated, and Kenneth Tapp and Andrew Rodosevich became its Chief Executive Officer/Director and Chief Financial Officer/Director, respectively;

●	The Company effected a 5,000 to 1 reverse stock split effective April 11, 2016, with each shareholder retaining a minimum of 100 shares;

F-6

●	The Company changed its name from Sew Cal Logo, Inc. to WeedLife, Inc, and then to Social Life Network, Inc. effective in Nevada April 11, 2016;

●	The Company changed its stock symbol from SEWC to WDLF;

●	The Company decreased its authorized common stock shares from 2,000,000,000 shares to 500,000,000 shares, effective on March 17, 2016.

On June 6, 2016, the Court issued an order in the Receivership pursuant to Section 3(a) (10) of the Securities Act of 1933, as amended (the “Securities Act”), ratifying the above actions. The receiver was discharged on June 7, 2016.

On September 20, 2018, the Company incorporated MjLink, a Delaware Corporation, as its wholly owned subsidiary.

The Company’s Business

The Company licenses its Social Life Network SaaS (Software as a service) Internet Platform (the “Platform”) to niche industries for an annual license fee and/or a percentage of profits. The Company’s Platform is a cloud-based social network and an E-Commerce system that can be accessed by a web browser or mobile application that allows end-users to socially connect with one another and their customers to market and advertise their products and services. The Platform can be customized to suit virtually any international niche industry or subculture, such as hunting and fishing, tennis, real estate professionals, health and fitness, charity causes, and more.

Cannabis and Hemp Industry Platforms

The Company owns and operates cannabis and hemp industry Platforms from which it generates advertising revenue. The Company’s Platforms in the emerging cannabis and hemp industry world-wide are used to provide a social network for communicating between businesses and consumers so they can learn about the cannabis and hemp industry, and the use of THC and CBD products. The platforms are only a social network and does not include any type of E-Commerce functions for businesses to sell their goods.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the foreseeable future. The Company had an accumulated deficit of $27,705,545 at December 31, 2018, had a net loss of $4,635,865 and used net cash of $4,459,626 in operating activities for the twelve months ended December 31, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s management intends to finance operating costs over the next twelve months with existing cash on hand and public issuance of common stock. While the Company believes that it will be successful in obtaining the necessary financing and generating revenue to fund its operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and/or that the Company will succeed in its future operations.

There is no assurance that the Company will ever be profitable or that debt or equity financing will be available to the Company. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

F-7

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Social Life Network, Inc. and MjLink.com Inc. the Company’s wholly owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are recorded at historical cost and depreciated on a straight-line basis over their estimated useful lives of approximately five years once the individual assets are placed in service.

Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. No impairment of long-lived assets was required for the years ended December 31, 2018 and 2017.

Income Taxes

The Company accounts for income taxes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred tax assets of the Company relate primarily to operating loss carry-forwards for federal income tax purposes. A full valuation allowance for deferred tax assets has been provided because the Company believes it is not more likely than not that the deferred tax asset will be realized. Realization of deferred tax assets is dependent on the Company generating sufficient taxable income in future periods.

The Company periodically evaluates its tax positions to determine whether it is more likely than not that such positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations, based on their technical merits. The Company accrues interest and penalties, if incurred, on unrecognized tax benefits as components of the income tax provision in the accompanying consolidated statements of operations. As of December 31, 2018, and 2016, the Company has not established a liability for uncertain tax positions.

F-8

Stock Warrants

During the year ended December 31, 2018, 2017, and 2016, the Company granted zero, 9,900,020, and 6,400,000 warrants, respectively, to various third parties for services. Each warrant entitles the holder to one common stock share at an exercise price of five cents. The term of the warrants is 5 years from the initial exercise date. The warrants will be expensed as they become exercisable beginning January 1, 2018 through September 1, 2019. During the twelve months ended December 31, 2018, 10,100,020 of the warrants vested. The aggregate fair value of the warrants totaled $3.629,801 based on the Black-Scholes-Merton pricing model using the following estimates: exercise price of $0.05, stock prices ranging from $0.13 to $0.65, risk free rates ranging from 1.77% - 2.72%, volatility ranging from 423% to 467%, and expected life of the warrants of 5 years.

A summary of the status of the outstanding stock warrants and changes during the periods is presented below:

	Shares available to purchase with warrants	Weighted Average Price		Weighted Average Fair Value
Outstanding, December 31, 2016	6,400,000		$0.05	$-
Issued	9,900,020		$0.05	$-
Exercised	-		$-	$-
Expired	-		$-	$-
Outstanding, December 31, 2017	16,300,020		$0.05	$-

Exercisable, December 31, 2017	8,100,000		$0.05	$0.20
Issued	-	$		$-
Exercised	-		$-	$-
Expired	-	$		$-
Outstanding, December 31, 2018	16,300,020		$.05	$-

Exercisable, December 31, 2018	15,200,020		$.05	$.27

Range of Exercise Prices	Number Outstanding 12/31/2018	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.05	16,300,020	3.98 years	$0.05

Research and Development Costs

The Company spent zero on research and development during each of the years ended December 31, 2018 and 2017.

Net Loss Per Share

Basic net loss per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental common shares issuable upon exercise of stock options. No dilutive potential common shares were included in the computation of diluted net loss per share because their impact was anti-dilutive. As of December 31, 2018, and 2017, the Company had no outstanding options and had outstanding warrants of 16,300,020 for both years; which were excluded from the computation of net loss per share because they are anti-dilutive.

F-9

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2018.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis as of December 31, 2018 and 2017.

Concentrations

During the year ended December 31, 2018, the Company had a single vendor that accounted for 15.3% of all expenses, and 41.4% of all expenses in the same period in the prior year.

Recent Accounting Pronouncements

In January 2018, the FASB issued ASU 2018-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2018 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

F-10

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company has evaluating the impact of this accounting standard update and noted that it has had no material impact.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In May 2014, August 2015, April 2016 and May 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09 (ASC Topic 606), Revenue from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016- from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016-10 (ASC Topic 10 (ASC Topic 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statements users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. Early adoption is permitted for annual periods beginning after December 15, 2016. The Company is in the process of assessing the impact, if any, on its financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01 (ASU 2017-01) “Business Combinations (Topic 805): Clarifying the Definition of a Business.” ASU 2017-01 provides guidance to evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. If substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single asset or a group of similar assets, the assets acquired (or disposed of) are not considered a business. We adopted ASU 2017-01 as of January 1, 2017 on a prospective basis and there was no material impact to our consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. NOTES PAYABLE

The Company has no notes payable arrangements to third parties.

4. NOTES PAYABLE – RELATED PARTIES

The Company has the following related parties notes payable as of December 31, 2018 and 2017:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2018	Balance at December 31, 2017

Note (1)	June 18, 2016	December 31, 2019	0.0%	$26,400	$0	$26,400
Note (2)	September 1, 2016	December 31, 2018	0.0%	$53,000	$0	$53,000
Total notes payable – related parties, net					$0	$79,400

(1)	On July 18, 2016, the Company executed a Note Payable with Andrew Rodosevich, the Company’s then-Chief Financial Officer, for $26,400 to pay for public company expenses. The note is unsecured, non-interest bearing and due December 31, 2019.

(2)	On September 1, 2016, the Company executed a Note Payable with Like RE, Inc. for $53,000. Kenneth Tapp, the Company’s Chief Executive Officer also an officer with Like RE, Inc. The note is unsecured, non-interest bearing and due December 31, 2018.

F-11

5. COMMON STOCK

On June 10, 2016, the Company issued 1,000,000 common stock shares to Michael Fuller in connection for his Search Optimization and Content Monitoring Services to us as an independent contractor. The shares are valued at $0.16, the closing stock price on the date of grant, for total non-cash expense of $160,000. The shares were issued during the twelve months ended December 31, 2018.

On June 10, 2016, the Company issued 500,000 common stock shares to Bruce Kennedy for his News Monitoring and Article Publishing Services to the Company as an independent contractor. The shares are valued at $0.16, the closing stock price on the date of grant, for total non-cash expense of $80,000. The shares were issued during the twelve months ended December 31, 2018.

On June 10, 2016, the Company issued 1,000,000 common stock shares to Trang Pham for her Accounting Services to us as an independent contractor. The shares are valued at $0.16, the closing stock price on the date of grant, for total non-cash expense of $160,000. The shares were issued during the twelve months ended December 31, 2018.

On June 10, 2016, the Company issued 1,000,000 common stock shares to Lonnie Klaess for her Secretarial and Office Management Services to the Company as an independent contractor. The shares are valued at $0.16, the closing stock price on the date of grant, for total non-cash expense of $160,000. The shares were issued during the twelve months ended December 31, 2018.

On June 30, 2016, the Company sold 200,000 shares of common stock to Justin Dinkel for total cash proceeds of $10,000 and the Company sold 300,000 shares of common stock to Ryan Falbo for total cash proceeds of $15,000. The shares were issued during the three months ended March 31, 2019.

From October 11, 2017 to December 13, 2018, the Company entered into subscription agreements with 30 accredited investors. The Company sold 1,730,001 common stock shares to the accredited investors at $0.15 per share for total gross proceeds of $259,500. The Company received $257,500 throughout the fourth quarter 2017 and the remaining $2,000 in March 2018. The shares were issued during the twelve months ended December 31, 2017.

During the nine months ended September 30, 2018, the Company issued 3,000,000 shares of common stock shares for services. 1,000,000 shares were issued at $0.10 on April 30, 2018 and 3,000,000 shares were issued at $0.15 on August 29, 2018, based on the closing stock price on the date of grants, which created a total non-cash expense of $550,000.

On July 3, 2018, the Company’s Board of Directors adopted the Certificate of Designation of Preferences, Rights and Limitations of the Class B Common Stock (“Certificate”), including that each Class B Common Stock Share shall have ten (10) votes on all matters presented to be voted by the holders of Common Stock. Further, the Company’s Board of Directors authorized the issuance of 5,000,000 Class B Common Stock Shares to Kenneth Tapp, the Company’s Chief Executive Officer, in return for his services as the Company’s Chief Executive Officer from February 1, 2016 to July 2, 2018. The Class B Common Stock Shares only have voting power and have no equity, cash value or any other value. The 5,000,000 Class B Common Stock Shares were never issued, and effective August 16, 2018 the Company’s Board of Directors cancelled the authorization of issuing the 5,000,000 shares of Class B Common Stock to its Chief Executive Officer, Kenneth Tapp.

F-12

From July 31, 2018 to September 30, 2018, the Company entered into subscription agreements with 23 accredited investors. The Company sold 4,200,009 common stock shares to the accredited investors at $0.15 per share for total gross proceeds of $630,001. The shares were issued during the 12-months ended December 31, 2018.

On October 1, 2018, the Company authorized the issuance of 60,000 of the total of 250,000 common stock shares to Mali Sanati, Director of Business Development, for her business development services to the Company. The 60,000 shares were issued during the three months ended March 31, 2019. The shares were valued at $0.10, the closing stock price on the date of grant, for total non-cash expense of $6,000. The Company will issue the remaining 190,000 common stock shares as 95,000 shares each on October 1, 2019 and October 1, 2020.

From October 1, 2018 to December 31, 2018, the Company entered into subscription agreements with 8 accredited investors. The Company sold 200,000 common stock shares to 3 accredited investors at $0.15 per share and 3,900,000 common stock shares to 5 accredited investors at $0.10 per shar for total gross proceeds of $420,000. The shares were issued during the twelve-months ended December 31, 2018.

On October 19, 2018, the Company granted 3,000,000 shares of common stock to Electrum Partners for their professional services. The shares were issued during the twelve months ended December 31, 2018. Leslie Bocskor, the Company’s Director, is the President and Founder of Electrum Partners.

On October 19, 2018, the Company issued 500,000 and 833,333 common stock shares to D. Scott Karnedy for his services as Chief Operating Officer and to IRTH Communications for their Investor Relations Services, respectively. The shares are valued at $0.12, the closing stock price on the date of grant, for total non-cash expense of $160,000. The shares were issued during the twelve months ended December 31, 2018.

On November 1, 2018, the Company authorized the issuance of 500,000 restricted common stock shares to Mark DiSiena, Chief Financial Officer for his CFO services. The shares are valued at $0.10 the closing stock price on the date of grant, for total non-cash expense of $50,000. The shares were issued during the three months ended March 31, 2019.

Subsequent Events

On January 3, 2019, the Company completed an employment agreement with George Jage, President of MjLink, providing that effective on the 91st day after the start date of the agreement (the “Grant Date”) and subject to the approval of the Company’s Board of Directors, George Jage will be granted the equivalent in shares to equal 2.5% of the outstanding shares of MjLink that will vest on a monthly basis after 90 days of employment in equal parts in months 4 through 12. Additionally, the employment agreement provides George Jage with the opportunity to earn an additional 2.5% of MjLink’s equity during the first year of this employment contract based on performance goals met. All stock issuances to Mr. Jage are subject to applicable holdings periods and volume limitations under Securities Act Rule 144 If Mr. Jage resigns as MjLink’s President during the first 24 months of the employment agreement, all stock previously issued to him are required to be returned to MjLink’s treasury.

On February 6, 2019, the Company authorized the issuance of 500,000 common stock shares to Mark DiSiena, Chief Financial Officer for his CFO services; 1,000,000 common stock shares to Frederick M. Lehrer for his legal services as an independent contractor; and 50,000 common stock shares to the Company’s employee Kelsey Higgins, for her marketing services. The shares are valued at $0.10, the closing stock price on the date of grant, for total non-cash expense of $50,000. The shares were issued during the three months ended March 31, 2019.

From January 1, 2019 thru March 14, 2019 we entered into subscription agreements with 8 accredited investors. We sold 5,725,000 common stock shares to the accredited investors of which 1,200,000 common stock shares were sold at $0.05 per share for total gross proceeds of $60,000, and 4,525,000 common stock shares were sold at $0.10 per share for total gross proceeds of $452,500. As of March 14, 2019, we received $372,500 out of the $512,500, awaiting on the remaining $140,000. 3,200,000 of the 5,725,000 shares were issued by March 14, 2019.

F-13

Apart from the above event, management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no other material subsequent events that require disclosure in the financial statements.

6. INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% plus the Colorado income tax rate of 4.63% - combined rate of 25.63% - is being used due to the new tax law recently enacted.

Net deferred tax assets consist of the following components as of December 31:

	2018	2017
Deferred Tax Assets:
NOL Carryover	$31,000	$493,000
Deferred tax liabilities:
Less valuation allowance	(31,000)	(493,000)
Net deferred tax assets	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to tax-effected income from continuing operations for the period ended December 31, due to the following:

	2018	2017
Book loss	$(1,188,200)	$(535,400)
Meals and entertainment	300	300
Warrant Expense	930,300	771,400
Stock based compensation	288,600	256,700
Valuation allowance	(31,000)	(493,000)
	$-	$-

At December 31, 2018, the Company had net operating loss carry forwards of approximately $0 that may be offset against future taxable income from the year 2018 to 2036. No tax benefit has been reported in the December 31, 2018 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2012.

7. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company’s executive and administrative office is located at 8100 East Union Ave. Suite 1809, Denver, Colorado 80237. The Company’s office consists of 4 offices and a conference room of 2,500 square feet for which it pays $2,500 per month rent. The Company’s lease expires on December 1st, 2019. The space is adequate for the Company’s needs and it has an option for expanding into an adjacent workspace.

F-14

The Company had total rent expense for the year ended December 31, 2018 and 2017 of $36,132 and $832, respectively which is recorded as part of General and Administrative expenses in the Statement of Operations.

Litigation

The Company does not have any pending litigation.

8. RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

We are restating our consolidated income statement and balance sheet as of December 31, 2017.

Previously filed annual reports on Form 10-K and the quarterly reports on Form 10-Q affected by the restatements have not been amended and should not be relied on.

During our Fiscal 2018 audit, we discovered an irregularity related to recognizing revenue from one licensee between 2017 and 2018.

As a result of the internal review, management has concluded, and the Board of Directors agree, that incorrect booking dates were used for financial accounting purposes to account for licensing revenue in 2017 and 2018. Therefore, we have recorded an additional $67,600 in licensing revenue on December 31, 2017 from $82,400 to $150,000; and decreased licensing revenue by the same amount on January 2, 2018 from $282,600 to $215,000. Accordingly, the irregularity inflated the net loss in 2017 and deflated the net loss in 2018 by $67,600. In addition, on the balance sheet, the accumulated deficit was larger in 2017 and smaller in 2018 by $67,600 and affected the offsetting the accounts receivable by the same amount since the invoice was date and booked as January 2, 2018 rather than December 31, 2017. Given the timing difference on the collections of cash to relieve the accounts receivable, there was no effect on cash balances.

We are restating our previously filed financial statements in this Form 10-K.

9. SUBSEQUENT EVENTS

On January 3, 2019, the Company completed an employment agreement with George Jage, President of MjLink, providing that effective on the 91st day after the start date of the agreement (the “Grant Date”) and subject to the approval of the Company’s Board of Directors, George Jage will be granted the equivalent in shares to equal 2.5% of the outstanding shares of MjLink that will vest on a monthly basis after 90 days of employment in equal parts in months 4 through 12. Additionally, the employment agreement provides George Jage with the opportunity to earn an additional 2.5% of MjLink’s equity during the first year of this employment contract based on performance goals met. All stock issuances to Mr. Jage are subject to applicable holdings periods and volume limitations under Securities Act Rule 144 If Mr. Jage resigns as MjLink’s President during the first 24 months of the employment agreement, all stock previously issued to him are required to be returned to MjLink’s treasury.

On February 6, 2019, the Company authorized the issuance of 500,000 common stock shares to Mark DiSiena, Chief Financial Officer for his CFO services; 1,000,000 common stock shares to Frederick M. Lehrer for his legal services as an independent contractor; and 50,000 common stock shares to the Company’s employee Kelsey Higgins, for her marketing services. The shares are valued at $0.10, the closing stock price on the date of grant, for total non-cash expense of $50,000. The shares were issued during the three months ended March 31, 2019.

From January 1, 2019 thru March 14, 2019 we entered into subscription agreements with 8 accredited investors. We sold 5,725,000 common stock shares to the accredited investors of which 1,200,000 common stock shares were sold at $0.05 per share for total gross proceeds of $60,000, and 4,525,000 common stock shares were sold at $0.10 per share for total gross proceeds of $452,500. As of March 14, 2019, we received $372,500 out of the $512,500, awaiting on the remaining $140,000. 3,200,000 of the 5,725,000 shares were issued by March 14, 2019.

Apart from the above event, management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no other material subsequent events that require disclosure in the financial statements.

F-15

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

As required by paragraph (b) of Rules 13a-15 or 15d-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), our chief executive officer, who is our principal executive officer and principal financial officer, evaluated our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) as of the end of the period covered by this annual report on Form 10-K. Based upon that evaluation, our chief executive officer, concluded that, as at December 31, 2018, our disclosure controls and procedures were not effective: (1) to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and (2) to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to management to allow timely decisions regarding required disclosure. The conclusion reached by our chief executive officer was a result of the material weaknesses described below.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. We have identified the following material weaknesses:

(i)	inadequate segregation of duties and effective risk assessment; and

(ii)	insufficient staffing resources resulting in financial statement closing process.

To address these material weaknesses, our chief executive officer performed additional analyses and other procedures, including retaining the assistance of qualified accounting professionals to assist with the preparation of our financial statements, to ensure that the financial statements included herein fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented. Accordingly, we believe that the financial statements included in this report fairly present, in all material respects, our financial condition, results of operations and cash flows for the periods presented.

Remediation of Material Weaknesses

We intend to take appropriate and reasonable steps to make the necessary improvements to remediate these deficiencies. We intend to consider the results of our remediation efforts and related testing as part of our year-end 2018 assessment of the effectiveness of our internal control over financial reporting.

Due to our size and nature, segregation of all conflicting duties has not always been possible and may not be economically feasible. However, we are in the process of implementing processes and procedures intended to mitigate any material weaknesses identified.

Subject to receipt of additional financing, we intend to undertake the below remediation measures to address the material weaknesses described in this Form 10-K. Such remediation activities include the following:

(i)	we intend to update the documentation of our internal control processes, including formal risk assessment of our financial reporting processes; and

68

(ii)	we intend to implement procedures pursuant to which we can ensure segregation of duties and hire additional resources to ensure appropriate review and oversight.

Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake.

Internal Control over Financial Reporting

Management’s Report on Internal Control over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over our financial reporting. In order to evaluate the effectiveness of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, our chief executive officer and chief financial officer conducted an assessment, including testing, using the criteria in Internal Control — Integrated Framework (2013), issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Our system of internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.

Based on our evaluation under the framework in COSO, our chief executive officer and chief financial officer have concluded that our internal controls over financial reporting were ineffective as of December 31, 2018 due to the above-noted material weaknesses with respect to disclosure controls and procedures. The weaknesses and their related risks are not uncommon in a company of our size because of the limitations in the size and number of staff. We believe we have taken initial steps to mitigate these risks by consulting outside advisors where necessary.

Our management believes that because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. In addition, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions and that the degree of compliance with the policies or procedures may deteriorate.

This annual report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Our internal control over financial reporting was not subject to attestation by our independent registered public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this annual report.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the fourth quarter of our fiscal year ended December 31, 2018 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Company plans to institute NetSuite as our Enterprise Resource Planning (ERP) tool to begin moving towards an adequate internal control over our financial reporting for fiscal year 2019.

ITEM 9B. OTHER INFORMATION

None.

69

SOCIAL LIFE NETWORK, INC.

26,230,798 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is May __, 2019

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$445.08
Accounting fees and expenses	$1,000
Documentation Fees	$20,000
Total	$21,445.08

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, ( i.e. ., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Nevada General Corporation Law, Article Seven of our articles of incorporation eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us;
●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	under Section 174 of the Nevada General Corporation Law; and
●	from any transaction from which the director derived an improper personal benefit.

70

Recent Sales of Unregistered Securities

Stock Warrants

During the year ended December 31, 2018, 2017, and 2016 we granted zero, 9,900,020, and 6,400,000 warrants, respectively, to various third parties for services. Each warrant entitles the holder to one common stock share at an exercise price of five cents. The term of the warrants is 5 years from the initial exercise date. The warrants will be expensed as they become exercisable beginning January 1, 2018 through September 1, 2019. During the twelve months ended December 31, 2018, 10,100,020 of the warrants vested. The aggregate fair value of the warrants totaled $3,629,801 based on the Black-Scholes-Merton pricing model using the following estimates: exercise price of $0.05, stock prices ranging from $0.13 to $0.65, risk free rates ranging from 1.77% - 2.72%, volatility ranging from 423% to 467%, and expected life of the warrants of 5 years.

Common Stock

On June 10, 2016, we issued 1,000,000 common stock shares to Michael Fuller in connection for his Search Optimization and Content Monitoring Services to us as an independent contractor. The shares are valued at $0.16, the closing stock price on the date of grant, for total non-cash expense of $160,000. The shares were issued during the twelve months ended December 31, 2018.

On June 10, 2016, we issued 500,000 common stock shares to Bruce Kennedy for his News Monitoring and Article Publishing Services to us as an independent contractor. The shares are valued at $0.16, the closing stock price on the date of grant, for total non-cash expense of $80,000. The shares were issued during the twelve months ended December 31, 2018.

On June 10, 2016, we issued 1,000,000 common stock shares to Trang Pham for her Accounting Services to us as an independent contractor. The shares are valued at $0.16, the closing stock price on the date of grant, for total non-cash expense of $160,000. The shares were issued during the twelve months ended December 31, 2018.

On June 10, 2016, we issued 1,000,000 common stock shares to Lonnie Klaess for her Secretarial and Office Management Services to us as an independent contractor. The shares are valued at $0.16, the closing stock price on the date of grant, for total non-cash expense of $160,000. The shares were issued during the twelve months ended December 31, 2018.

On June 30, 2016, we sold 200,000 common stock shares to Justin Dinkel at $0.05 per share for cash proceeds of $10,000. The shares were issued during the three months ended March 31, 2019.

On June 30, 2016, we sold 300,000 common stock shares to Ryan Falbo at $0.05 per share for total cash proceeds of $15,000. The shares were issued during the three months ended March 31, 2019.

From October 11, 2017 to December 13, 2017 we entered into subscription agreements with 30 accredited investors. We sold 1,730,001 common stock shares to the accredited investors at $0.15 per share for total gross proceeds of $259,500. We received $257,500 throughout the fourth quarter 2017 and the remaining $2,000 in March 2018. The shares were issued during the twelve months ended December 31, 2017.

During the nine months ended September 30, 2018, we issued 3,000,000 shares of common stock shares for services. 1,000,000 shares were issued at $0.10 on April 30, 2018 and 3,000,000 shares were issued at $0.15 on August 29, 2018, based on the closing stock price on the date of grants, which created a total non-cash expense of $550,000.

71

On July 3, 2018, our Board of Directors adopted the Certificate of Designation of Preferences, Rights and Limitations of the Class B Common Stock (“Certificate”), including that each Class B Common Stock Share shall have ten (10) votes on all matters presented to be voted by the holders of Common Stock. Further, our Board of Directors authorized the issuance of 5,000,000 Class B Common Stock Shares to Kenneth Tapp, our Chief Executive Officer, in return for his services as our Chief Executive Officer from February 1, 2016 to July 2, 2018. The Class B Common Stock Shares only have voting power and have no equity, cash value or any other value. The 5,000,000 Class B Common Stock Shares were never issued; effective August 16, 2018 our Board of Directors cancelled the authorization of issuing the 5,000,000 shares of Class B Common Stock to our Chief Executive Officer.

From July 31, 2018 to September 30, 2018, we entered into subscription agreements with 23 accredited investors. We sold 4,200,009 common stock shares to the accredited investors at $0.15 per share for total gross proceeds of $630,001. The shares were issued during the 12-months ended December 31, 2018.

On October 1, 2018, we authorized the issuance of 60,000 of the total of 250,000 common stock shares to Mali Sanati, Director of Business Development, for her business development services to us. The 60,000 shares were issued during the three months ended March 31, 2019. The shares were valued at $0.10, the closing stock price on the date of grant, for total non-cash expense of $6,000. We will issue the remaining 190,000 common stock shares as 95,000 shares each on October 1, 2019 and October 1, 2020.

From October 1, 2018 to December 31, 2018, we entered into subscription agreements with 8 accredited investors. We sold 200,000 common stock shares to 3 accredited investors at $0.15 per share and 3,900,000 common stock shares to 5 accredited investors at $0.10 per shar for total gross proceeds of $420,000. The shares were issued during the twelve-months ended December 31, 2018.

On October 19, 2018, we granted 3,000,000 shares of common stock to Electrum Partners for their professional services. The shares were issued during the twelve months ended December 31, 2018. Leslie Bocskor, our Director, is the President and Founder of Electrum Partners.

On October 19, 2018, we issued 500,000 and 833,333 common stock shares to D. Scott Karnedy for his services as Chief Operating Officer and to IRTH Communications for their Investor Relations Services, respectively. The shares are valued at $0.12, the closing stock price on the date of grant, for total non-cash expense of $160,000. The shares were issued during the twelve months ended December 31, 2018.

On November 1, 2018, we authorized 500,000 restricted common stock shares to Mark DiSiena, Chief Financial Officer for his services as our CFO. The shares are valued at $0.10 the closing stock price on the date of grant, for total non-cash expense of $50,000. The shares were issued during the three months ended March 31, 2019.

From January 1, 2019 thru March 14, 2019 we entered into subscription agreements with 8 accredited investors. We sold 5,725,000 common stock shares to the accredited investors, of which 1,200,000 common stock shares were sold at $0.05 per share for total gross proceeds of $60,000, and 4,525,000 common stock shares were sold at $0.10 per share for total gross proceeds of $452,500. As of May 1, 2019, we received $372,500 out of the $512,500, awaiting on the remaining $140,000. 3,200,000 of the 5,725,000 shares were issued by May 1, 2019.

72

Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 on the Registration Statement on Form S-1 filed on January 25, 2018)
3.2	Bylaws of the Company (Incorporated by reference to Exhibit 3.2 on the Registration Statement on Form S-1 filed on January 25, 2018)
5.1	Opinion of Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. filed herewith.
10.1	(Composite) Common Stock Purchase Agreement with Triton Funds, LP, Share Donation Agreement with Triton Funds LLC, Registration Rights Agreement with Triton Funds LP (Incorporated by reference to Exhibit 10.1 on Form 8-K filed on April 19, 2019)
10.2	Standby Equity Commitment Agreement with GC Investments I, LLC filed herewith
10.3	Registration Rights Agreement with GC Investments I, LLC filed herewith
10.4	Common Stock Purchase Warrant Agreement with GC Investments I, LLC filed herewith
10.5	Addendum to Common Stock Purchase Warrant GC Investments I, LLC filed herewith
23.1	Consent of Frederick M. Lehrer, P. A. (included in Exhibit 5.1).
23.2	Consent of BF Borgers, CPA, filed herewith.

Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

73

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

74

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 , Amendment Number 2, to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, Colorado, on May 1 4 , 2019.

By:	/s/ Ken Shawn Tapp
Ken Shawn Tapp Chief Executive Officer/Director
(Principle Executive Officer)

By:	/s/ Mark DiSiena
Mark DiSiena, Chief Financial Officer/Chief Accounting Officer (Principle Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Ken Shawn Tapp
Ken Shawn Tapp Chief Executive Officer/Director
(Principle Executive Officer)

Date: May 14 , 2019

By:	/s/ Mark DiSiena
Mark DiSiena, Chief Financial Officer/Chief Accounting Officer (Principle Financial Officer /Principle Accounting Officer )

Date: May 14 , 2019

By:	/s/ Vincent Keber, III
Vincent Keber, III Director

Date: May 14 , 2019

By:	/s/ George Jage
George Jage Director

Date: May 14 , 2019

By:	/s/ Leslie Bockskor
Leslie Bockskor Director

Date: May 14 , 2019

By:	/s/ Kenneth Granville
Kenneth Granville Director

Date: May 14 , 2019

75